AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 18, 1999

                                            REGISTRATION STATEMENT NO. 333-64045
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 Amendment No. 1
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                       CHARTER EQUIPMENT LEASE 1999-1 LLC
             (Exact name of registrant as specified in its charter)

                                     [   ]
            (Primary Standard Industrial Classification Code Number)

            New York                        153 East 53rd Street                  [       ]
(State or other Jurisdiction of           New York, New York 10022            (I.R.S. Employer
 Incorporation or Organization)                (212) 805-1000                Identification No.)

                         (Address of principal offices)

                             ----------------------


                                    GARY CORR
                       Charter Equipment Lease 1999-1 LLC
                              153 East 53rd Street
                            New York, New York 10022
                                 (212) 399-7777
(Name, address and telephone number, including area code, of agent for service)
                             ----------------------

                                   Copies to:

     STEWART G. ABRAMSON, ESQ.                 PETER HUMPHREYS, ESQ.                 JAMES J. CROKE, ESQ.
Charter Equipment Lease 1999-1 LLC             Dewey Ballantine, LLP            Cadwalader, Wickersham & Taft
       153 East 53rd Street                 1301 Avenue of the Americas                100 Maiden Lane
     New York, New York 10022                New York, New York 10019              New York, New York 10038

                              ---------------------

        Approximate date of commencement of proposed sale to the public:

   From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                    Amount         Proposed Maximum       Proposed Maximum            Amount
      Title of Each Class of Securities             To Be         Aggregate Price Per    Aggregate Offering    of Registration Fee
              to be Registered                    Registered            Unit(1)               Price(1)
------------------------------------------------------------------------------------------------------------------------------------
Lease-Backed Notes, Class A-1                     $1,000,000             100%                $1,000,000                $295
Lease-Backed Notes, Class A-2                     $1,000,000             100%                $1,000,000                $295
Lease-Backed Notes, Class A-3                     $1,000,000             100%                $1,000,000                $295
Lease-Backed Notes, Class A-4                     $1,000,000             100%                $1,000,000                $295
Lease-Backed Notes, Class B                       $1,000,000             100%                $1,000,000                $295
====================================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.

                             ----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATIONSTATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              CROSS REFERENCE SHEET


Item
 No.   Name and Caption in Form S-1                         Caption in Prospectus
 ---   ----------------------------                         ---------------------
1.     Forepart of the Registration Statement and Outside   Forepart of the Registration Statement; Front
       Front Cover Page of Prospectus                       Cover Page of Prospectus; Cross Reference
                                                            Sheet

2.     Inside Front and Outside Back Cover Pages of the     Inside Front Cover and Outside Back Cover
       Prospectus                                           Pages of Prospectus; Table of Contents

3.     Summary Information; Risk Factors and Ratio of       Summary of Terms; Risk Factors; Pool of
       Earnings to Fixed Charges                            assets; The Leases

4.     Use of Proceeds                                      Use of Proceeds

5.     Determination of Offering Price                      *

6.     Dilution                                             *

7.     Selling Security Holders                             *

8.     Plan of Distribution                                 Plan of Distribution

9.     Description of Securities to be Registered           Summary of Terms; Description of the Notes

10.    Interest of Named Experts and Counsel                Certain Legal Aspects of the Leases

11.    Information with Respect to the Registrant           Transferor

12.    Disclosure of Commission Position on                 Included as an Undertaking in Item 17 of Part
       Indemnification for Securities Act Liabilities       II hereof

*    Not Applicable

SUBJECT TO COMPLETION DATED June ___, 1999.             DB DRAFT OF May 17, 1999


                                   PROSPECTUS

--------------------------------------------------------------------------------

                               $[______________ ]

                       Charter Equipment Lease 1999-1 LLC

                        [ ] Lease-Backed Notes, Class A-1
                       [ ] Lease- Backed Notes, Class A-2
                       [ ] Lease- Backed Notes, Class A-3
                        [ ] Lease-Backed Notes, Class A-4
                         [ ] Lease-Backed Notes, Class B

                       CHARTER EQUIPMENT LEASE 1999-1 LLC

                                     Issuer
                             CHARTER FINANCIAL, INC.
                               Seller and Servicer
                          CHARTER FUNDING CORPORATION V
                                   Transferor

--------------------------------------------------------------------------------


     The Lease-Backed Notes (the "Notes") issued by the Charter Equipment Lease 1999-1 LLC, a limited liability company organized under the laws of the state of Delaware (the "LLC" or the "Issuer"), consist of seven classes, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes (the foregoing the "Class A Notes") the Class B Notes, the Class C Notes and the Class D Notes, (each a "Class") of nonrecourse debt obligations of the Issuer, which respectively represent the right to receive repayment of the initial outstanding principal amount of such Class of the Notes as set forth in the table below (the "Initial Outstanding Principal Amount") and monthly interest at a rate per annum for such Class of Notes as set forth in the table below (the "Note Interest Rate") on the unpaid portion of such Outstanding Principal Amount (as defined herein). (continued overleaf)

--------------------------------------------------------------------------------
                Initial       Note       Initial    Underwriting   Proceeds to
                Outstanding   Interest   Public     Discount (2)   Transferor(3)
                Principal     Rate       Offering
                Amount                   Price(1)
--------------------------------------------------------------------------------
Per  Class
A-1 Note
---------------------------------------- ---------------------------------------
Per  Class
A-2 Note
---------------------------------------- ---------------------------------------
Per  Class
A-3 Note
--------------------------------------------------------------------------------
Per  Class
A-4 Note
--------------------------------------------------------------------------------
Per  Class
B Note
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------

(1)  Plus accrued interest, if any, from [ ], 1999.

(2) The Issuer and Charter have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

(3)  Before deducting expenses, estimated to be $[ ].

The Offered Notes are offered subject to receipt and acceptance by First Union Capital Markets Corp. (the "Underwriter"), to prior sale and to the Underwriter's right to reject any order in whole or in part and withdraw, cancel, or modify any order without notice. It is expected that delivery of the Offered Notes will be made in book-entry form through the facilities of The Depository Trust Company on or about June [ ] , 1999. June [ ] , 1999

                           FIRST UNION CAPITAL MARKETS

(cover page continued)

The Notes are backed solely by a pledge of the assets of the Issuer formed pursuant to a LLC Agreement (the "LLC Agreement"). The Notes will be issued by the Issuer pursuant to an indenture of trust dated as of June [ ], 1999 (the "Indenture") between the Issuer and [ ] as trustee (the "Trustee"). The assets of the Issuer will consist of a portfolio of finance leases, leases intended as security agreements, installment sale contracts, loan contracts, synthetic leases, and/or rental stream obligations and/or lease participation interests in the foregoing, together with all monies received relating thereto (the "Leases"), and the ownership or security interests, if any, held by Charter Funding Corporation V ("CFC" or the "Transferor") in the financed equipment and property related to such Leases (the "Equipment" together with the Leases, the "Lease Receivables") originated or acquired by the Seller and underwritten to the credit and collections policies of Charter Financial, Inc., a specialty capital equipment finance and leasing company ("Charter") and the contractual rights of the purchasers under the agreements by which the Lease Receivables were acquired. The Leases include extrusion/intrusion molding, computer, printing, film/television post-production and miscellaneous equipment leases. Only the Class A Notes and the Class B Notes are hereby being offered (together, the "Offered Notes"). Each of the Offered Notes will be rated investment grade at the time of issuance. See "Summary of Terms--Ratings" herein.

     Principal  and  interest  will be paid to the  holders  of the  Notes  (the
"Noteholders") monthly on the 25th day (or, if such day is not a Business Day, on the next succeeding Business Day thereafter) of each month, commencing on July 26th, 1999 (each, a "Payment Date"), as further described herein. Interest will accrue on each Class of the Notes at the respective Note Interest Rate from Payment Date to Payment Date, or with respect to the initial Payment Date, from [ ],1999. Distributions of interest on the Class B Notes will be subordinated in priority of payment to interest due on the Class A Notes to the extent described herein. Distributions of interest on the Class C Notes will be subordinated in priority of payment to interest due on the Class A Notes and the Class B Notes to the extent described herein. Distributions of interest on the Class D Notes will be subordinated in priority to interest due on the Class A Notes, the Class B Notes and the Class C Notes to the extent described herein. Distributions of principal on the Class B Notes will be subordinated in priority of payment to principal due on the Class A Notes to the extent described herein. Distributions of principal on the Class C Notes will be subordinated in priority of payment to principal due on the Class A Notes and the Class B Notes to the extent described herein. Distributions of principal on the Class D Notes will be subordinated in priority of payment to principal due on the Class A Notes, the Class B Notes and the Class C Notes to the extent described herein. The final payment of principal and interest on each class of the Notes is scheduled to be made on the respective Payment Date set forth under "Summary of Terms -- The Notes," to the extent that there are sufficient funds available (the "Stated Maturity Date") but there can be no assurance that all such payments will be made by such Payment Dates.


                                  [   ] Logo

THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRANSFEROR, CHARTER, THE TRUSTEE, THE SELLER, THE SERVICER, ANY SUCCESSOR SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE NOTES NOR THE UNDERLYING LEASES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE TRANSFEROR, CHARTER, THE TRUSTEE, THE SELLER OR THE SERVICER.


THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" AT PAGE 20 HEREIN.

THE POOL ASSETS (AS DEFINED HEREIN) MAY INCLUDE AN OWNERSHIP OR SECURITY INTEREST IN THE EQUIPMENT RELATED TO LEASE RECEIVABLES.

     Charter Financial, Inc., a New York corporation (in its capacity as seller, the "Seller"), will contribute and sell the Lease Receivables to the Transferor pursuant to a contribution and sale agreement (the "Seller Contribution and Sale Agreement"). The Transferor will, in turn, sell the Lease Receivables to the Issuer pursuant to a separate contribution and sale agreement (the "Transferor Contribution and Sale Agreement" and together with the Seller Contribution and Sale Agreement, the "Contribution and Sale Agreements"). The Servicer will service the Lease Receivables

(cover page continued)


pursuant to the servicing agreement dated as of June [ ], 1999 (the "Servicing Agreement") between the Servicer and the Trustee.


                              --------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              --------------------

                              AVAILABLE INFORMATION

     The Transferor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Offered Notes offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.


     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Notes offered hereby and thereby, nor an offer of the Notes to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                              --------------------

                             REPORTS TO NOTEHOLDERS


     Unless and until Definitive Notes are issued, periodic and annual unaudited reports containing information concerning the Lease Receivables will be prepared by the Servicer and sent on behalf of the Issuer only to Cede & Company ("Cede") , as nominee of The Depository Trust Company ("DTC") and registered holders of the Offered Notes (as defined herein). See "Description of the Notes -- Reports to Noteholders" herein. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor will cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Commission's Web Site at http://www.sec.gov, free of charge.

     The Transferor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Charter Financial, Inc., 153 East 53rd Street, New York, New York 10022, Attention: David Oplanich, Treasurer, and after July 1, 1999, 530 Fifth Avenue, New York, New York 10036,
Attention: David Oplanich, Treasurer.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein. Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms."


Issuer.....................  Charter Equipment Lease 1999-1 LLC (the "Issuer" or
                             the "LLC"), a limited liability company organized under the laws of the state of Delaware. The activities of the Issuer will be limited by the terms of the LLC Agreement to acquiring, holding and managing the Lease Receivables, issuing and making payments on the Notes and other activities related thereto.

Transferor.................  Charter Funding Corporation V (the "Transferor"), a
                             New York corporation, and wholly-owned bankruptcy-remote subsidiary of Charter Financial, Inc. ("Charter" or the "Company"), a New York corporation, is the transferor of the Lease Receivables to the Issuer pursuant to the Transferor Contribution and Sale Agreement. The Transferor's principal executive offices are located at 153 East 53rd Street, New York, New York 10022, and after July 1, 1999 will be located at 530 Fifth Avenue, New York, New York 10036. The Transferor's telephone number is (212) 805-1000. See "The Transferor."


Seller.....................  Charter Financial,  Inc., the "Seller" of the Lease
                             Receivables to the Transferor pursuant to the Seller Contribution and Sale Agreement.

Servicer...................  Charter   Financial,   Inc.  (in  its  capacity  as
                             servicer,  the "Servicer"),  will service the Lease
                             Receivables  comprising the Pool of Assets owned by
                             the Issuer and  pledged  to the  Trustee  under the
                             Indenture  and  administer  the  Lease  Receivables
                             pursuant to the Servicing  Agreement.  The Servicer
                             may   subcontract   all  or  any   portion  of  its
                             obligations   as  Servicer   under  the   Servicing
                             Agreement  to  a  qualified  subservicer  (each,  a
                             "Sub-Servicer")   but  the  Servicer  will  not  be
                             relieved  thereby  of its  liability  with  respect
                             thereto.   See   "Description  of  the  Transaction
                             Documents -- The Servicer."

Trustee....................  __________,  a banking corporation  organized under the laws of ________ (the "Trustee"). The corporate trust offices of the Trustee are located at
                             ________.


Cut-Off Date...............  The  close  of  business  on [ May 31,  1999]  (the
                             "Cut-Off Date").

Closing Date...............  On or about [June 22], 1999 (the "Closing Date").

Collection Period..........  The period from and including the first day of each calendar month to and including the last day of the calendar month (each, a "Collection Period").

Payment Date...............  Payments   on  the  Notes   will  be  made  on  the
                             twenty-fifth day of each month (or if such day is not a business day, the next succeeding business day),  commencing  July 26, 1999 (each,  a "Payment
                             Date") to holders of record on the  related  Record
                             Date (as defined below).

Calculation Date...........  The last day of the  month  preceding  the month of each Payment Date (each, a "Calculation Date").

Record Date................  With  respect  to any  Payment  Date other than the first Payment Date, the last day of the calendar month immediately preceding such Payment Date (each, a "Record Date"). With respect to the first Payment Date, the Record Date will be the Closing Date.

The Notes..................  The  lease-backed  notes issued under the Indenture
                             (the "Notes") consist of seven Classes of non-recourse debt obligations of the "Class A-1
                             Notes," the "Class A-2 Notes," the "Class A-3 Notes," the "Class A-4 Notes" (collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are referred to herein as the "Class A Notes"), the "Class B Notes," the "Class C Notes", and the "Class D Notes", which, respectively, represent the right to receive repayment of the then unpaid principal amount (the "Outstanding Principal Amount") of such Class of Notes and monthly interest at the
                             respective   Note  Interest  Rate  thereof  on  the
                             Outstanding Principal Amount thereof. In the aggregate the Initial Outstanding Principal Amount of the Notes equals $[ ], which is anticipated to equal [ ]% of the Aggregate Discounted Lease Balance (as defined herein) as of the Cut-off Date. The "Stated Maturity Dates" for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes are _____, 20__, _____, 20__, _____, 20__ , ______, 20__, ______, 20__, ,
                             ______, 20__, and ______, 20__, respectively.

                             The Notes will be issued pursuant to the Indenture, to be dated as of June [ ] 1999, between the Issuer and the Trustee and will be secured solely by the Pool of Assets pursuant to the Indenture. Only the Class A Notes and the Class B Notes are being offered hereby (the "Offered Notes").


                             Each of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes will be issued in minimum denominations of $[1,000] and integral multiples thereof.


                             Each Class of Notes will represent non-recourse debt obligations of the Issuer which are secured solely by a segregated pool of Lease Receivables (the "Pool of Assets"), as described herein. The Pool of Assets may consist of any combination of finance leases, leases intended as security agreements, installment sale contracts, loan contracts, synthetic leases, rental stream obligations or lease participation interests in the foregoing, together with all monies received relating thereto (the "Leases"). The Pool of Assets also may include the underlying equipment and property relating thereto, together with the proceeds  thereof,  whether  as  a  result  of  the
                             liquidation thereof to offset any payment deficiency under the Lease, the receipt of insurance proceeds in respect thereof, if any, in the event of damage or destruction of the Equipment, or otherwise (the "Equipment" and together with the Leases, the "Lease Receivables").

                             The Equipment underlying the Lease Receivables included in the Pool of Assets will generally be limited to personal property which is leased or financed by the Seller or the originator of the paper to the Lessee. However, certain Leases may also have as additional security a security interest in related fixtures or be additionally secured by mortgages on related real property.


                             The Transferor will acquire the Lease Receivables from the Seller on or prior to the date of issuance of the Notes, as described herein.

                             The Issuer will be established pursuant to an agreement (the "LLC Agreement"). The LLC Agreement will provide for the formation of the Issuer and set forth certain restrictions upon its operation. The Issuer will enter into a contribution and sale agreement with the Transferor (the "Transferor Contribution and Sale Agreement") by which it will acquire the Lease Receivables from the Transferor. The Transferor Contribution and Sale Agreement will contain schedules which detail the characteristics of the pool of Lease Receivables held by the Issuer from time to time. See "Description of the Transaction Documents."

                             The Issuer will enter into an indenture (the "Indenture") by and between the Issuer and the trustee named on the Indenture (the "Trustee"). The Indenture will describe the respective rights of the Noteholders of each of the classes of Notes to the funds derived from the pool of Lease Receivables which comprise the Pool of Assets and will detail the security for the debt issued thereunder by the Issuer.


                             The Lease Receivables comprising the Pool of Assets will be serviced by the Servicer pursuant to a servicing agreement (the "Servicing Agreement") by and between the Servicer and the Trustee.

                             The provisions relating to the establishment of the Issuer, if any, the servicing of the Lease Receivables and the issuance of the Notes may be contained in a single agreement, or in several agreements which combine certain aspects of the term "Transaction Document" which means, collectively, any and all agreements relating to the establishment of the Issuer, the sale and contribution of the Lease Receivables, the servicing of the Lease Receivables and the issuance of the Notes, including, without limitation, the LLC Agreement, the Transferor Contribution and Sale Agreement, the Seller Contribution and Sale Agreement, the Servicing Agreement and the Indenture.

                             The Notes will not be obligations, either recourse or non-recourse [except for certain non-recourse debt described under "Material Federal Income Tax Considerations"], of the Transferor, the Servicer, the Seller or any person other than the Issuer. The Notes represent obligations of the Issuer, and do not represent interests in or obligations of the Transferor, the Servicer, the Seller or any of their respective affiliates other than the Issuer. The Notes will, in any event, be secured by assets in the Pool of Assets.

                             Neither the Notes nor the underlying Lease Receivables will be guaranteed or insured by the Transferor, the Servicer, the Seller, the Trustee or any of their affiliates. The terms of the underlying leases are shorter than the stated maturity of the Notes.

                             Immediately prior to the issuance of the Notes, the Issuer will have an ownership interest in the Pool of Assets, and the Issuer will have a first priority perfected security interest in the Equipment which is related to finance leases with an initial cost in excess of $______.

Pool of Assets.............  The assets of the Issuer  granted  pursuant  to the
                             Indenture (the "Pool of Assets") will consist of the Leases and the interests, if any, held by the Transferor in the financed equipment (the "Equipment") originated by the Seller and underwritten to Charter's credit and collections policies. The Pool of Assets will not have any residual interest in the related Equipment after a Lease Receivable has been paid in full. In addition, the Pool of Assets will include (i) funds on deposit in any Trust Accounts established and maintained by the Servicer pursuant to the Servicing Agreement and the Indenture (ii) the rights to proceeds from certain insurance policies covering the Equipment; (iii) the interest of the Transferor in any proceeds from recourse to Vendors on contract payments; (iv) other rights of the Transferor under the Seller Contribution and Sale Agreement conveyed to the Issuer under the Transferor Contribution and Sale Agreement; and (v) all proceeds of the foregoing.

                             The Pool of Assets will consist of the Leases, and may include the Equipment. The Leases are obligations for the lease or purchase of the Equipment, or evidence borrowings used to acquire or refinance the Equipment, entitling the obligee thereunder (the "Lessor") to receive a stream of scheduled payments and related payments and, in some cases, to either the return of the Equipment at the termination of the related Lease or, with respect to certain of the Leases, the payment of a purchase price of an amount at least equal to the Repurchase Amount (as defined herein), for the Equipment at the election of the obligor thereunder (the "Lessee"). No more than 5% of the aggregate Lease Receivables in the Pool of Assets as of the Cut-Off Date will deviate from the characteristics of the Lease Receivables in the Pool of Assets as of the Closing Date.

                             The Leases which are structured as leases will be Finance Leases (as defined below) rather than Operating Leases (as defined below). In a "Finance Lease," the Lessor transfers substantially all benefits and risks of ownership to the Lessee. In accordance with Statement of Financial Accounting Standards No. 13 ("FASB 13"), a lease is classified as a Finance Lease if the collectability of lease payments are reasonably certain and it meets one of the following criteria: (1) the lease transfers title and ownership of the Equipment to the Lessee by the end of the lease term; (2) the lease contains a bargain purchase option; (3) the lease term at inception is at least 75% of the estimated life of the Equipment; or (4) the present value of the minimum lease payments is at least 90% of the fair market value of the Equipment at inception of the lease. All leases which do not meet the criteria of Finance Leases are classified, in accordance with FASB 13, as "Operating Leases." Leases which are not structured as leases will be installment sale contracts and loan contracts (the "Purchase Leases") secured by the related Equipment and will provide for scheduled payments which fully amortize the amount financed by an obligor. The type and characteristics of the Leases included in the Pool of Assets are described herein under the heading "Leases."

                             The Lease Receivables comprising the Pool of Assets will be acquired by the Transferor from the Seller; such Lease Receivables will have theretofore been either (i) originated by the Seller, (ii) originated by Vendors and acquired by the Seller or
                             (iii) acquired by the Seller from other sellers or owners of Lease Receivables.

                             The Transferor will acquire the Lease Receivables from the Seller pursuant to the Seller Contribution and Sale Agreement as defined herein. The Transferor will transfer such Lease Receivables to the Issuer pursuant to the Transferor Contribution and Sale Agreement and thereupon the Issuer will pledge the Issuer's right, title and interest in and to such Lease Receivables to the Trustee on behalf of Noteholders pursuant to the Indenture. The Leases transferred to the Issuer and pledged by the Issuer shall have an Aggregate Discounted Lease Balance (as defined herein) specified herein under the heading "Leases." The obligations of the Transferor, the Seller, the Servicer, the Issuer and the Trustee, if any, under the Transaction Documents include those specified below.

                             The "Discounted Lease Balance" of a Lease as of the Cut-Off Date is the present value of all of the remaining payments scheduled to be made with respect to such Lease, discounted at a rate and frequency specified herein.

                             None of the Lessees are located outside of the United States. No more than 2% of the Equipment related to the Leases are located outside the United States.

                            Structure of Transaction

Contractual Agreements


                         ------------------------------
                            Charter Financial, Inc.
                         ------------------------------

                                   (Seller Contribution and Sale
                                              Agreement)

                         ------------------------------
                         Charter Funding Corporation V
                         ------------------------------

                                     (Transferor Contribution and    (Servicing
                                            Sale Agreement)          Agreement)

                         ------------------------------
                         Charter Equipment Lease 1999-1
                                      LLC
                         ------------------------------
                                       (Indenture)
                         ------------------------------
                                    Trustee
                         ------------------------------

                         ------------------------------
                                  Noteholders
                         ------------------------------

  Flow of Funds




-------------------------
   (Lease Obligors)
-------------------------
           Lease Payments
-------------------------
   Lockbox Account
-------------------------

-------------------------     ---------------------         --------------------
Distribution Account                 Trustee                     Noteholders
-------------------------     ---------------------         --------------------

Available Funds............  With  respect  to  each  Payment  Date,  the  funds received on or prior to the Calculation Date which relate to payments on the Leases, proceeds from casualties, terminations or repurchases of Leases, recoveries on defaulted Leases, advances made by the Servicer to cover Delinquent Leases (as defined herein) and investment proceeds thereon (excluding certain amounts specified in the Indenture) shall constitute the "Available Funds" which are available for distribution by the Trustee on such Payment Date. In addition, funds on deposit in the Reserve Account will be available to make interest payments to Noteholders to the extent there occurs an Available Funds Shortfall (as defined herein).

Application of Payments....  Monthly  distributions  will be made by the Trustee on each Payment Date from Available Funds in the following priority:


                             (a) to pay the Servicing Fee;

                             (b) to reimburse  unreimbursed Servicer Advances in
                                 respect of a prior Payment Date;


                             (c) to make Interest  Payments owing on the Class A
                                 Notes concurrently and pro rata to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders;


                             (d) to make Interest  Payments owing on the Class B
                                 Notes;

                             (e) to make Interest  Payments owing on the Class C
                                 Notes;

                             (f) to make Interest  Payments owing on the Class D
                                 Notes;

                             (g) to make the Class A  Principal  Payment  (i) to
                                 the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes is reduced to zero, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes is reduced to zero, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes is reduced to zero and finally, (iv) to the Class A-4 Noteholders until the Outstanding Principal Amount on the Class A-4 Notes is reduced to zero


                             (h) to make the Class B  Principal  Payment  to the
                                 Class B Noteholders;

                             (i) to make the Class C  Principal  Payment  to the
                                 Class C Noteholders;

                             (j) to make the Class D  Principal  Payment  to the
                                 Class D Noteholders;


                             (k) to pay  Additional  Principal,  if any,  to the
                                 Class A Noteholders then receiving the Class A Principal Payment as provided in clause (g) above until the Outstanding Principal Amount on all of the Class A Notes has been reduced to zero, then to the Class B Noteholders until the Outstanding Principal Amount on the Class B Notes has been reduced to zero, then to the
                                 Class C Noteholders until the Outstanding Principal Amount on the Class C Notes has been reduced to zero, thereafter to the Class D
                                 Noteholders until the Outstanding Principal Amount on the Class D Notes has been reduced to zero;

                             (l) to make a deposit to the Reserve  Account in an
                                 amount equal to the excess of the Required Reserve Amount (as defined herein) over the Available Reserve Amount (as defined herein); and

                             (m) to the Issuer, the balance, if any.


                             See "Description of the Notes -- Application of Payments."


Interest...................  On  each  Payment  Date,   the  interest  due  (the
                             "Interest  Payments") with respect to the Class A-1
                             Notes,  the Class A-2  Notes,  the Class A-3 Notes,
                             the Class A-4 Notes, the Class B Notes, the Class C
                             Notes and the Class D Notes since the last  Payment
                             Date will be the interest  that has accrued on such
                             Notes since the last  Payment  Date (or in the case
                             of the first  Payment  Date,  with  respect  to the
                             Class A-1 Notes,  since the Closing Date,  and with
                             respect to all other Notes, since ________________)
                             (the "Interest  Accrual  Period") at the applicable
                             Note  Interest  Rate  applied  to the  then  unpaid
                             principal  amounts  (the   "Outstanding   Principal
                             Amounts")  of the  Class A-1  Notes,  the Class A-2
                             Notes,  the Class A-3  Notes,  the Class A-4 Notes,
                             the Class B Notes, the Class C Notes, and the Class
                             D  Notes,  respectively,  after  giving  effect  to
                             payments of principal to the Class A-1 Noteholders,
                             the   Class   A-2   Noteholders,   the   Class  A-3
                             Noteholders, the Class A-4 Noteholders, the Class B
                             Noteholders,  the Class C Noteholders and the Class
                             D  Noteholders,   respectively,  on  the  preceding
                             Payment  Date.  Interest  Payments on the Notes are
                             required  to  be  made  on  each  Payment  Date  to
                             Noteholders   on  the  related   Record  Date.  See
                             "Description    of    the    Notes--General"    and
                             "Application of Payments."

                             The Interest Payments with respect to Class A-1 Notes will be calculated on the basis of actual days elapsed over a year of 360 days, and with respect to all other Notes, will be calculated on the basis of a year of 360 days consisting of twelve 30-day months.

Principal..................  On each Payment Date, each of the Noteholders  will be entitled to receive payments of principal, ("Principal Payments") to the extent of funds available as described herein under "Description of the Notes -- Available Funds," in the priorities described herein under "Application of Payments." Principal Payments on the Notes are required to be made on each Payment Date to Noteholders on the related Record Date.

                             On each Payment Date, to the extent funds are available therefor, the following Principal Payments will be paid to the Noteholders in the following priority:


                             (a) (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the Class A Principal Payment (as defined below), then

                                 (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes has been reduced to zero, the Class A Principal Payment, then

                                 (iii) to the Class A-3 Noteholders  only, until
                                       the Outstanding Principal Amount on the Class A-3 Notes has been reduced to zero, the Class A Principal Payment, and

                                 (iv) to the Class A-4 Noteholders, until the Outstanding Principal Amount on the Class A-4 Notes has been reduced to zero, the Class A Principal Payment,

                             (b) to  the  Class  B  Noteholders,   the  Class  B
                                 Principal Payment (as defined below),

                             (c) to  the  Class  C  Noteholders,   the  Class  C
                                 Principal Payment (as defined below),

                             (d) to  the  Class  D  Noteholders,   the  Class  D
                                 Principal Payment (as defined below), and


                             (e) to the  extent  that  the  Class  B  Floor  (as
                                 defined below) exceeds the Class B Target Investor Principal Amount (as defined below), the Class C Floor (as defined below) exceeds the Class C Target Investor Principal Amount (as defined below) and/or the Class D Floor (as defined below) exceeds the Class D Target Investor Principal Amount (as defined below), Additional Principal (defined below) shall be distributed, sequentially, as an additional principal payment on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes, and Class D Notes as applicable, until the Outstanding Principal Amount of each Class has been reduced to zero.

                             The "Class A Principal Payment" shall equal:


                             (a) while the Class A-1 Notes are outstanding,

                                 (i) on all Payment Dates prior to the Class A-1 Stated Maturity Date, the lesser of
                                       (1) the  amount  necessary  to reduce the
                                       Outstanding Principal Amount on the Class
                                       A-1 Notes to zero and (2) the  difference
                                       between  (A)  the  Aggregate   Discounted
                                       Lease   Balance   as  of   the   previous
                                       Calculation  Date  and (B) the  Aggregate
                                       Discounted   Lease   Balance  as  of  the
                                       related Calculation Date, and


                                 (ii)  on all Payment  Dates  on and  after  the
                                       Class  A-1  Stated   Maturity  Date,  the
                                       entire Outstanding Principal Amount on the Class A-1 Notes and

                             (b) after the  Class  A-1  Notes  have been paid in
                                 full, the amount necessary to reduce the Outstanding Principal Amount on the Class A Notes to the Class A Target Investor Principal Amount (as defined below) for such Payment Date.

                             The "Class B Principal Payment" shall equal: (a) while the Class A-1 Notes are outstanding, zero and
                             (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount (as defined below) and the Class B Floor (as defined below).

                             The "Class C Principal Payment" shall equal: (a) while the Class A-1 Notes are outstanding, zero and
                             (b) after the Outstanding Principal Amount on the Class

                             A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount (as defined below) and the Class C Floor (as defined below).

                             The "Class D Principal Payment" shall equal: (a) while the Class A-1 Notes are outstanding, zero and
                             (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class D Notes to the greater of the Class D Target Investor Principal Amount (as defined below) and the Class D Floor (as defined below).


                             The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

                             The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

                             The "Class C Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

                             The "Class D Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class D Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

                             The Class A Target Investor Principal Amount, the Class B Target Investor Principal Amount, the Class C Target Investor Principal Amount, and the Class D Target Investor Principal Amount are collectively referred to as the "Class Target Investor Principal Amounts."

                             The "Class A Percentage" will be equal approximately to _________%. The "Class B Percentage" will be equal approximately to __________%. The "Class C Percentage" will be equal approximately to __________%. The "Class D Percentage" will be equal approximately to ________%.


                             The "Class B Floor" with respect to each Payment Date means:


                             (a) ____% of the initial Aggregate Discounted Lease
                                 Balance as of the Cut-Off Date, plus

                             (b) the Cumulative Loss Amount with respect to such
                                 Payment Date, minus


                             (c) the sum of the Outstanding  Principal Amount of
                                 the Class C Notes, the Outstanding Principal Amount of the Class D Notes, and the
                                 Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day minus

                             (d) the amount on deposit  in the  Reserve  Account
                                 after giving effect to withdrawals to be made on such Payment Date.

                             The "Class C Floor" with respect to each Payment Date means:


                             (a) ___% of the initial Aggregate  Discounted Lease
                                 Balance as of the Cut-Off Date, plus

                             (b) the Cumulative Loss Amount with respect to such
                                 Payment Date, minus


                             (c) the sum of the Outstanding  Principal Amount of
                                 the Class D Notes and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus

                             (d) the amount on deposit  in the  Reserve  Account
                                 after giving effect to withdrawals to be made on such Payment Date.

                             The "Class D Floor" with respect to each Payment Date means:


                             (a) ___% of the initial Aggregate  Discounted Lease
                                 Balance as of the Cut-Off Date, plus

                             (b) the Cumulative Loss Amount with respect to such
                                 Payment Date, minus


                             (c) the  Overcollateralization  Balance  as of  the
                                 immediately preceding Payment Date after giving effect to all principal payments made on that day, minus

                             (d) the amount on deposit  in the  Reserve  Account
                                 after giving effect to withdrawals to be made on such Payment Date; provided, however, that if the Outstanding Principal Amount of the Class C Notes is less than or equal to the Class C Floor on such Payment Date, the Class D Floor will equal the Outstanding Principal Amount of the Class D Notes utilized in the calculation of the Class C Floor for such Payment Date.


                             The Class B Floor, the Class C Floor and the Class D Floor are collectively referred to herein as the "Class Floors."


                             "Additional Principal" with respect to each Payment Date equals:

                             (a) zero,  if each of the  Class  Target  Investor
                                 Principal Amounts for the Class B Notes, the Class C Notes, and the Class D Notes exceed their respective Class Floors on such Payment Date and


                             (b) in each other case the excess, if any, of

                                 (i) (A) the Outstanding Principal Balance of the Notes plus the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to payments on such Payment Date, minus (B) the Aggregate Discounted Lease Balance as of the related Calculation Date, over

                                 (ii) the sum of the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, and the Class D Principal Payment to be paid on such Payment Date.

                             The "Overcollateralization Balance" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the Aggregate Discounted Lease Balance as of the related Calculation Date over (b) the Outstanding Principal Amount of the Notes as of such Payment Date after giving effect to all principal payments made on that day.


                             The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of


                             (a) the total of:


                                 (i) the Outstanding Principal Amount of the Notes as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, plus

                                 (ii) the Overcollateralization Balance as of the immediately preceding Payment Date, minus

                                 (iii) the   lesser   of   (A)  the    Aggregate
                                       Discounted   Lease   Balance  as  of  the
                                       Calculation    Date   relating   to   the
                                       immediately  preceding Payment Date minus
                                       the Aggregate Discounted Lease Balance as
                                       of the related  Calculation  Date and (B)
                                       Available   Funds   remaining  after  the
                                       payment of amounts owing the Servicer and in respect of interest on the Notes on such Payment Date, over


                             (b) the  Aggregate  Discounted  Lease Balance as of
                                 the related Calculation Date.

                             The "Discounted Lease Balance" of any Lease as of the Cut-Off Date will mean the present value of all Lease Payments due thereon after the Cut-Off Date (excluding payments with respect to Defaulted Leases, Early Termination Leases and Leases subject to a Warranty Event), discounted monthly, as to each Lease Payment, from the last day of the Collection Period in which such Lease Payment is due at a rate equal to the product of (i) one-twelfth and (ii) the Discount Rate.

                             The "Discount Rate" is the sum of :

                             (a) the  weighted  average  of the  Class  A-1 Note
                                 Interest Rate, the Class A-2 Note Interest Rate, the Class A-3 Note Interest Rate, the Class A-4 Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate and the Class D Note Interest Rate, calculated as of the Closing Date, and


                             (b) the   Servicing   Fee   Rate  (as   hereinafter
                                 defined).


                             Thereafter, the Discounted Lease Balance of any Lease as of any Payment Date shall be determined on the related Calculation Date and it shall equal the present value of each remaining Lease Payment to become due under a Lease (excluding payments with respect to Defaulted Leases (as defined herein), Early

                             Termination Leases (as defined herein) and Leases subject to a Warranty Event), discounted monthly, as to each Lease Payment, from the last day of the Collection Period in which such Lease Payment is due at a rate equal to the product of (i) one-twelfth and (ii) the Discount Rate. Notwithstanding the foregoing, on the date that a Lease becomes a Defaulted Lease, the Discounted Lease Balance for such Lease will be reduced to zero.


                             The "Aggregate Discounted Lease Balance" for any Calculation Date is the sum of the Discounted Lease Balances of all Leases.

Subordination..............  Payments  of  interest  on the  Class B Notes,  the
                             Class C Notes and the Class D Notes will be subordinated in priority of payment to interest due on the Class A Notes to the extent described herein. The Class B Notes, the Class C Notes and the Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class A Notes relating to such Collection Period has been allocated to the Class A Notes. Payments of interest on the Class C Notes and the Class D Notes, will be subordinated in priority of payment to interest due on the Class B Notes to the extent described herein. The Class C Notes and the Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class B Notes relating to such Collection Period has been allocated to the Class B Notes. Payments of interest on the Class D Notes will be subordinated in priority of payment to interest due on the Class C Notes to the extent described herein. The Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class C Notes relating to such Collection Period has been allocated to the Class C Notes.

                             Payments of principal on the Class B Notes, the Class C Notes and the Class D Notes will be subordinated in priority of payment to principal due on the Class A Notes to the extent described herein. Payments of principal on the Class C Notes and the Class D Notes will be subordinated in priority of payment to principal due on the Class B Notes to the extent described herein. Payments of principal on the Class D Notes will be subordinated in priority of payment to principal due on the Class C Notes to the extent described herein.


Reserve Account............  On any Payment Date, the Noteholders  will have the benefit of funds on deposit in an account (the "Reserve Account") to the extent that there is a shortfall in the amount available to pay amounts owing (a) to the Servicer and to make interest payments on the Notes and principal payments on the Notes (other than with respect to the Class D Notes) from the amount of funds on deposit in the Reserve Account. The Reserve Account will be funded by an initial deposit of [ [ %] of the Initial Aggregate Discounted Lease Balance of the Leases. Thereafter, to the extent provided in the Indenture, additional deposits will be made to the Reserve Account to the extent that the amount on deposit in the Reserve Account (the "Available Reserve Amount") is less than the Required Reserve Amount. The "Required Reserve Amount" equals the lesser of (a) [ %] of the Initial Aggregate Discounted Lease Balance of the Leases and (b) the Outstanding Principal Amount of the Notes. Amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be disbursed to the Issuer in accordance with the provisions of the Indenture.


Events of Default..........  "Event of Default" under the Indenture with respect to the Notes shall include any one or more of the following:

                             (i) the failure to pay interest on any Note within four (4) days of when due or principal on any Note by its Stated Maturity Date;

                             (ii) the failure of the Seller, the Transferor, or the Servicer to make payments or deposits required under the Transaction Documents within three (3) Business Days;


                             (iii) the  failure of the  Seller or the  Servicer,
                                   the Transferor, the Issuer, or the Trustee to perform any covenant with respect to the Transaction Documents, which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of [60] days after discovery or notice of such failure (provided no such cure period shall apply to the Seller's failure to accept the reassignment of any Lease that is not an Eligible Lease, and further provided, only a five (5) day cure period will apply to the Seller's, the Transferor's, the Issuer's or the Trustee's covenant not to grant a = security interest in or otherwise create a lien on the Leases);

                             (iv) any representation or warranty by the Seller, the Transferor, the Trustee or the Issuer is not correct in any material respect and continues for a period of [60] days after discovery or notice of such failure (provided that the Transferor and/or the Seller can "cure" such misrepresentation by purchasing the Leases related thereto);

                             (v) the insolvency of the Seller, the Transferor or the Issuer ; or


                             (vi)  the Issuer becomes an "Investment Company."


Registration of Notes......  Notes   will  be   represented   by  global   Notes
                             registered  in the name of Cede , as nominee of The
                             Depository  Trust  Company   ("DTC"),   or  another
                             nominee.  In such  case,  Noteholders  will  not be
                             entitled to receive  definitive Notes  representing
                             such  Noteholders'  interests,  except  in  certain
                             limited   circumstances   described   herein.   See
                             "Description   of   the   Notes   --   Book   Entry
                             Registration" herein.



Reacquisition of Lease
Receivables................  The Transferor  and/or the Seller will be obligated
                             to  acquire   any  Lease   Receivable   transferred
                             pursuant to a Transaction Document or pledged pursuant to the Indenture if the interest of the Noteholders therein is materially adversely affected by a breach of any representation or warranty made by the Transferor or the Seller with respect to such Lease, which breach has not been cured. To the extent that the Transferor so acquires any Lease Receivables, the Seller will be obligated to acquire such Lease Receivables from the Transferor pursuant to the Seller Contribution and Sale Agreement contemporaneously with the Transferor's acquisition of such Lease Receivables from the Trustee. The obligation of the Transferor to acquire any such Lease Receivables with respect to which the Seller has breached a representation or warranty is subject to the Seller's acquisition of such Lease Receivables from the Transferor. In addition, the Transferor may from time to time reacquire certain Lease Receivables or substitute other Lease Receivables for such Lease Receivable held as part of the Pool of Assets, subject to specified conditions set forth in the related Transaction Documents.

Servicing..................  The Servicer  will be  responsible  for  servicing, making collections on and otherwise enforcing the Leases. The Servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar contracts owned by the Servicer. On each Payment Date, the Servicer will be entitled to receive a monthly fee for the related Collection Period (the "Servicing Fee") of the product of (i) one-twelfth, (ii) 0.50% (the "Servicing Fee Rate") and (iii) the Aggregate Discounted Lease Balance as of the first day of such Collection Period, payable out of the Lockbox Account (as defined herein) or the Distribution Account (as defined herein), plus late payment fees and certain other fees paid by the Lessees ("Servicing Charges"), as compensation for acting as Servicer.

                             Except as hereinafter provided, on the day prior to any Payment Date, the Servicer may make an advance (a "Servicer Advance") to the Trustee in an amount sufficient to cover all amounts due and unpaid on any Delinquent Lease as of the previous Calculation Date ("Delinquency Amounts"). A "Delinquent Lease" will mean, as of any Calculation Date, any Lease (other than a Lease which became a Defaulted Lease prior to such Calculation Date) with respect to which the Lessee has not paid all Lease Payments then due. With respect to any Delinquent Lease, whenever the Servicer shall have determined that it will be unable to recover a Delinquency Amount or portion thereof on such Delinquent Lease, the Servicer shall not make a Servicer Advance on such unrecoverable Delinquency Amount or portion thereof, but will be required to enforce its remedies (including acceleration) under such Lease. In the event that the Servicer reasonably determines that any Servicer Advances previously made will not ultimately be recovered from the related Lease and, thus, are "Nonrecoverable Advances," or any Delinquent Leases for which the Servicer has made advances of Delinquency Amounts in respect thereof become Defaulted Leases, then the Trustee shall have the right to draw on the Lockbox Account or the Distribution Account to repay such Servicer Advances.

                             Under the Servicing Agreement, a Lease will constitute a "Defaulted Lease" at the earlier of the date on which (i) Lease Payments are due and unpaid for more than 120 days or (ii) such Lease has been charged off by the Servicer in accordance with its standard servicing procedures.

                             Under certain limited circumstances, the Servicer may resign or be removed, in which event the Trustee or a qualified successor servicer designated by the Trustee will be appointed as successor Servicer (the "Successor Servicer").

                             The Servicer will be required to cause amounts collected on the Lease Receivables on behalf of the Issuer to be deposited in a lockbox account (the "Lockbox Account") maintained in the name of the Trustee. Funds in the Lockbox Account will be distributed to the Distribution Account maintained with the Trustee no later than the [ ] Business Day prior to each Payment Date.


                             On the third Business Day prior to each Payment Date (each, a "Reporting Date"), the Servicer shall be required to deliver a monthly Servicer Report to
                             (i) the Trustee on behalf of the Noteholders, (ii) each Rating Agency (as defined herein) and (iii) the Underwriter (as defined herein) detailing amounts received on the Leases in respect of the immediately preceding Collection Period and available for distribution on the Payment Date.


[Lease Receivable
Substitution...............  The  Seller  shall  have  the  right  (but  not the obligation) to substitute a Lease Receivable for any Lease Receivable which defaults or prepays. Substitute Lease Receivables must be at least equal in Discounted Lease Balance and comparable in terms of credit quality, monthly payment, and other characteristics; provided, that in no event shall the maturity date of any Lease Receivable substituted for a Lease Receivable removed from the Pool of Assets in accordance with the Indenture and the related Transaction Documents (a

                             "Substitute Lease Receivable") be later than the last maturity date of any Lease Receivable.]

Legal Aspects
of the Leases..............  With  respect to the  transfer of the Leases to the
                             Issuer pursuant to a the Transferor Contribution and Sale Agreement or the pledge of the Issuer's right, title and interest in and to such Leases on behalf of Noteholders pursuant to the Indenture, the Transferor will warrant, in each case, that such transfer is either a valid transfer and assignment of the Leases to the Issuer or the grant of a security interest in the Leases. The Transferor shall warrant that, if the transfer or assignment by it to the Issuer or to the Noteholders is deemed to be a grant to the Issuer or to the Noteholders of a security interest in the Leases, then the Issuer or the Noteholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof.


Optional Redemption........  The Issuer will have the option, subject to certain conditions set forth in the Indenture, to prepay all of the Notes on any Payment Date on which the Aggregate Discounted Lease Balance is less than 10% of the Initial Aggregate Discounted Lease Balance (an "Optional Redemption"). In the event such option is exercised, the entire outstanding principal balance of the Notes, together with accrued interest thereon at the respective Note Interest Rate, as applicable, will be required to be paid to the Noteholders on such Payment Date.

Limited Repurchase
Obligation.................  In the Seller Contribution and Sale Agreement,  the
                             Seller will make certain representations and warranties with respect to, among other things, the Lease Receivables. The Seller will be obligated to repurchase a Lease Receivable if the interest of the Issuer, the Trustee, the Transferor or the Noteholders is materially adversely affected by a breach of such a representation or warranty made by the Seller with respect to such Lease Receivable and if such breach has not been cured as of [_______] days following the Seller's discovery or receipt of notice of such breach.

                             In the Transferor Contribution and Sale Agreement, the Transferor will make certain representations and warranties with respect to, among other things, the Lease Receivables. The Transferor will be obligated to repurchase a Lease Receivable if the interest of the Issuer, the Trustee or the Noteholders is materially adversely affected by a breach of such a representation or warranty made by the Transferor with respect to such Lease Receivable and if such breach has not been cured as of [_______] days following the Seller's discovery or receipt of notice of such breach.

Tax Considerations.........  Subject to the discussion below, under the Internal
                             Revenue Code of 1986 (the "Tax Code"), as amended, and existing regulations, administrative rules and judicial decisions, Tax Counsel (as defined herein) is of the opinion that under existing law the Offered Notes will be characterized as indebtedness for federal income tax purposes. Under the Transaction Documents, the Transferor, the Issuer, the Seller, the Servicer, the Noteholders and other parties will agree to treat the Notes as debt for all income tax purposes. As a result, a portion of each payment on the Notes will be treated as interest. Holders of the Offered Notes will be required to include interest paid or accrued on the Offered Notes in gross income. Principal Payments on the Offered Notes should, to the extent of the Noteholder's basis in the Offered Notes allocable thereto, be treated as a return
                             of  capital.   See  "Material  Federal  Income  Tax
                             Consequences" herein for additional information concerning the application of federal income tax laws.

ERISA Considerations.......  The  acquisition  of Notes by an  employee  benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the provisions of Section 4975 of the Tax Code (a "Plan"), could result in a prohibited transaction under "ERISA" or Section 4975 of the Tax Code, unless such acquisition is subject to a statutory or administrative exemption, if, by virtue of such acquisition, assets held by the Issuer and pledged to the Trustee were deemed to be assets of the Plan. In addition, the Issuer or other parties may be considered to be a fiduciary with respect to any Plan. Therefore, the acquisition and transfer of the Notes are subject to certain restrictions. See "ERISA Considerations."


Ratings....................  It is a condition to the issuance of the Notes that the Class A-1 Notes be rated [ ] by [ ] and [ ] by [ ], the Class A-2 Notes be rated [ ] by [ ] and [ ] by [ ], the Class A-3 Notes be rated [ ] by [ ] and [ ] by [ ], the Class A-4 Notes be Rated [ ] by [ ] and [ ] by [ ], the Class B Notes be rated [ ] by and [ ] by [ ], the Class C Notes be rated [ ] by [ ] and [ ] by [ ], and the Class D Notes be rated [ ] by [ ] and [ ] by [ ] (each of [ ] and [ ] are referred to herein as a "Rating Agency," and collectively as the "Rating Agencies"). A security rating is not a recommendation to purchase, hold or sell Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. Ratings will not address the likelihood of an early return of invested principal. There can be no assurance that any rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely if, in the judgment of any Rating Agency, circumstances in the future so warrant. See "Ratings " herein.

                                  RISK FACTORS

     Prospective Noteholders should consider, among other things, the following factors in connection with the purchase of the Notes:


     You May Not Be Able to Sell Your Notes. There can be no assurance that a secondary market for the Notes of any Class will develop or, if it does develop, that it will provide Noteholders with liquidity of investment or that it will continue for the life of such Notes. [Although the Underwriter intends to establish and maintain a secondary market in such Notes, it shall not be obligated to do so.] The Notes will not be listed on any securities exchange.

     A Third Party May Acquire the Leases and/or Competing Claims to Ownership of the Leases. In connection with the issuance of any Notes, the Seller will transfer Leases to the Transferor. The Seller will warrant in the Seller Contribution and Sale Agreement that the transfer of the Leases by it to the Transferor is a valid assignment, transfer and conveyance of such Leases. The Transferor will warrant in the Transferor Contribution and Sale Agreement that the transfer of the Leases to the Issuer is a valid assignment, transfer and conveyance of the Leases to the Issuer, and that upon the Issuer's pledge of the Leases to Trustee, that the Trustee for the benefit of the Noteholders will have a valid security interest in such Leases. The Transaction Documents provide that the Servicer will be required to maintain possession of the original copies of all Leases that constitute chattel paper. If the Transferor, the Servicer, the Issuer, or the Seller, while in possession of the Leases, sells or pledges and delivers such Leases to another party, in violation of a Transaction Document, such violating party will be fully responsible to the Noteholders for its conduct or intentional wrongdoing, but there is a risk that such other party could acquire an interest in such Leases having a priority over the Issuer's interest. Furthermore, if the Transferor, the Servicer, or the Seller, while in possession of the Leases, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Leases. Such an attempt, even if unsuccessful, could result in delays in payments on the Notes. If successful, such attempt could result in losses to the Noteholders or an acceleration of the repayment of the Notes, or both. The Seller and the Transferor will make certain representations and warranties with respect to the ownership of the Leases as of the date of the transfer to the Transferor, the Issuer and the pledge to the Trustee, respectively. The Seller will be obligated to acquire any Lease if there is a breach of such representations and warranties that materially adversely affects the interests of the Transferor, the Issuer or the Trustee on behalf of the Noteholders in such Lease and such breach has not been cured.

     Certain Security Interests Are Not Perfected and Other Creditors May Have Rights to the Equipment. The Seller will also contribute all of its right, title and interest in and to the related Equipment to the Transferor or to the Issuer. The Seller Contribution and Sale Agreement shall require the Seller to make certain representations and warranties with respect to the transfer of title and, in the alternative, perfection and priority of a security interest, if any, in the Equipment. The Transferor may also transfer the Equipment to the Issuer and/or may pledge all of its right, title and interest in and to such Equipment to the Issuer. Pursuant to the Transferor Contribution and Sale Agreement, the Transferor may warrant (a) if the Transferor transfers such Equipment to the Issuer, that such transfer is either a valid assignment, transfer and conveyance of such Equipment to the Issuer or it has granted to the Issuer a security interest in such Equipment, or (b) if the Transferor retains title, that it has granted to the Issuer a valid security interest in such Equipment. The Issuer may pledge all of its right, title and interest in and to such Equipment to the Trustee under an Indenture. If the Issuer were to grant a security interest in such Equipment to the Trustee, the Issuer would make or assign certain similar representations and warranties with respect to the transfer of title and the perfection and priority of a security interest in the Equipment.

     As specified herein, because of the administrative burden and expense that would be entailed in so doing, neither the Seller nor the Transferor will file, or necessarily will be required to file, UCC financing statements identifying the Equipment as collateral pledged in favor of the Issuer or the Trustee for the benefit of the Noteholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the Issuer, or the Trustee. As a result the Issuer or the Trustee could lose priority of its security interest in such Equipment. Neither the Seller nor the Transferor will have any obligation to reacquire Equipment as to which such aforementioned occurrence results in the loss of lien priority after the date the Issuer receives an interest in such Equipment. See "Legal Aspects of the Leases ."

     The Issuer may not Realize the Full Amount Due on a Lease After Repossession and Disposition of Equipment. All Leases will provide that the obligations of the Lessees thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Lessee may have against the Seller or any other person or entity whatsoever. The Seller and the Transferor will warrant, to the best of its knowledge, that no claims or defenses have been asserted or threatened with respect to the Leases and that all requirements of applicable law with respect to the Leases have been satisfied.


     In the event that the Transferor or the Issuer must rely on repossession and disposition of Equipment to recover scheduled payments due on Defaulted Leases, the Issuer may not realize the full amount due on a Lease (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Lease include whether financing statements to perfect the security interest in the Equipment had been filed, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.


     Insolvency of the Transferor May Reduce Payments to Noteholders. The Transferor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Seller or the Transferor (the Seller and the Transferor, collectively for these purposes, "Debtors") under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the assets of the Pool of Assets becoming property of the estate of a Debtor within the meaning of such Insolvency Laws. The Transferor will be a limited-purpose subsidiary of Charter created pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Transferor's business and a restriction on the Transferor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Transferor would not result in a court's concluding that the assets and liabilities of the Transferor should be consolidated with those of the Seller in a proceeding under any Insolvency Law.

     The Seller Contribution and Sale Agreement , the Transferor Contribution and Sale Agreement and the Indenture will generally require that the Seller contribute the Lease Receivables to the Transferor which in turn will transfer such Lease Receivables to the Issuer, and the Issuer will pledge the Lease Receivables to the Trustee on behalf of the Noteholders.

     With respect to the Lease Receivables, the Trustee and all Noteholders will covenant that they will not at any time institute against the Transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.


     While the Seller is the Servicer, cash collections held by the Seller may, subject to certain conditions, be commingled and used for the benefit of the Seller prior to their deposit into the Lockbox Account and, in the event of the bankruptcy of the Seller, the Transferor, the Issuer, or the Trustee may not have a perfected interest in such collections.

     The Transferor believes that the transfer of the Lease Receivables by the Seller to the Transferor should be treated as a valid assignment, transfer and conveyance of such Lease Receivables. However, in the event of an insolvency of the Seller, a competing creditor or a trustee in bankruptcy, among other remedies, could attempt to have a court recharacterize the transfer of the Lease Receivables by the Seller to the Transferor as a borrowing by the Seller from the Transferor or the related Noteholders, secured by a pledge of the Lease Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Notes. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Notes and liquidate the Lease Receivables, with the Noteholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Note Interest Rate to the date of payment. Thus, the Noteholders could lose the right to future payments of interest and might incur reinvestment losses. In the event the Issuer is rendered insolvent, the Trustee, in accordance with the Indenture, will promptly sell, dispose of or otherwise liquidate the Lease Receivables in a commercially reasonable manner on commercially reasonable terms.

     The proceeds from any such sale, disposition or liquidation of the Lease Receivables will be treated as collections on the Lease Receivables. If the proceeds from the liquidation of the Lease Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Notes in full, the amount of principal returned to the Noteholders will be reduced and the Noteholders will incur a loss.


     Lessees of the Equipment may be entitled to assert against the Seller, the Transferor, or the Issuer claims and defenses which they have, if any, against the Seller with respect to the Lease Receivables. The Seller will warrant that no such claims or defenses have been asserted or threatened with respect to the Lease Receivables and that all requirements of applicable law with respect to the Lease Receivables have been satisfied.

     Technological Obsolescence of the Equipment May Reduce Value of the Collateral. In the event a Lease becomes a Defaulted Lease and the Lessee (and any guarantor) has insufficient assets available to pay the Lease payments on the scheduled payment dates, the only other source of moneys (other than the applicable credit enhancements, if any) for such amounts will be the income and proceeds from the disposition of the related Equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value because of technological advances, in the event of a repossession and sale of Equipment subject to a Defaulted Lease, the Issuer may not recover the entire amount due on such Lease. As a result, the Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.

     The Pool of Assets is the Sole Source of Support for the Notes and There is No Recourse Against the Affiliates of the Issuer. As described more fully herein, distributions of interest and principal on certain Classes of Notes will be subordinated in priority of payment to interest and principal due on other Classes of Notes. Moreover, the Issuer will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Lease Receivables. The Notes represent solely debt secured by the Pool of Assets, and will not represent a recourse obligation to other assets of the Seller or of the Transferor. No Notes will be insured or guaranteed by the Seller, the Transferor, the Servicer, or the Trustee. Consequently, holders of the Notes must rely for repayment primarily upon payments on the Lease Receivables.

     Prepayments and Related Reinvestment Risk May Reduce Yield to Noteholders. Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the related Leases, the rate of payment of principal on the Notes cannot be predicted. Payments on the Leases will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Leases), payments upon the liquidation of Defaulted Leases, payments upon acquisitions by the Seller, the Servicer or the Transferor of Leases from the Pool of Assets on account of a breach of certain representations and warranties in the related Transaction Document, and payments upon an optional acquisition by the Seller, the Servicer or the Transferor of Leases from the Pool of Assets (any such voluntary or involuntary prepayment or other early payment of a Lease, a "Prepayment"). The rate of early terminations of Leases due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Notes will be borne by the Noteholders. The yield to maturity on Stripped Notes (as defined in the Tax Code), or Notes purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Leases. In addition, the yield to maturity on certain other types of classes of Notes, including Stripped Notes, Accrual Notes or certain other Classes in a series including more than one Class of Notes, may be relatively more sensitive to the rate of prepayment of the related Leases than other Classes of Notes.

     The Transferor does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry. The rate of Prepayments of Leases cannot be predicted and is influenced by a wide variety of economic and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that the Pool of Assets will experience. The Noteholders will bear all reinvestment risk resulting from the timing of payments in the Notes.

     Noteholders should consider, in the case of Offered Notes purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Lease Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Offered Notes purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Lease Receivables could result in an actual yield that is less than the anticipated yield.

     State Law and Other Factors May Impede Recovery Efforts and Affect the Ability of the Issuer to Recoup the Full Amount Due on the Leases. Certain states have adopted a version of Article 2A of the Uniform Commercial Code ("Article 2A"). Article 2A purports to codify many provisions of existing common law. Article 2A may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the Lease, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." Article 2A, however, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

     If a Lease Relating to "Soft Items" Becomes a Defaulted Lease, the Recovery of Proceeds from the Soft Items may be Negligible. Certain Leases may relate to software and services that are not owned by the Seller and/or other items which have little or no collateral value ("Soft Items") and in which no related interest will be transferred to the Issuer. Accordingly, if any such Lease becomes a Defaulted Lease, the recovery of any proceeds from the related software, services and Soft Items from which to satisfy any unpaid payments under such Leases may be negligible. Such Leases may be susceptible to prepayment risk due to obsolescence or technological change which may cause the Notes to prepay somewhat earlier, which may expose the related Noteholders to a greater investment risk.

     The Inability Of the Seller to Reacquire Lease Receivables may Result in Losses and Payment Delays to the Noteholders. The Seller will make representations and warranties with respect to certain matters relating to the Lease Receivables. In certain circumstances, the Seller will be required to reacquire the Lease Receivables with respect to which such representations and warranties have been breached. In the event that the Seller is incapable of complying with its reacquisition obligations and no other party is obligated to perform or satisfy such obligations, the Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.

     Risks Associated with Year 2000 Compliance. Many computer systems in use today were designed and developed using two digits, rather than four, to specify the year. As a result, such systems will recognize the year 2000 as "00." This could cause many computer applications to fail completely or create erroneous results unless corrective measures are taken. The Servicer utilizes some software and related computer hardware technologies essential to its operations that may be affected by the Year 2000 issues. To evaluate its state of readiness to Year 2000 issues, the Servicer has performed software and hardware testing on all of its existing systems. As of the date of this statement, the Servicer believes that all of its computer applications are Year 2000 compliant. The Servicer has received verbal confirmation from each of its third party software vendors that their systems are Year 2000 compliant and the Servicer is currently in the process of submitting requests to third party software vendors requesting written confirmation of Year 2000 compliance. It is planned that all new software contracts will require a stipulation of Year 2000 compliance and written certification thereof from the vendor.

     The Substitution of Leases May Adversely Affect Cashflow and May Decrease the Yield on the Notes. The Seller shall have the right (but not the obligation) to substitute a Lease Receivable for any Lease Receivable which defaults or prepays. Substitute Lease Receivables must be at least equal in Discounted Lease Balance and comparable in terms of credit quality, monthly payment, and other characteristics for the Lease Receivables for which they are substituted, provided, that in no event shall the maturity date of any Lease Receivable substituted for a Lease Receivable removed from the Pool of Assets in accordance with the Indenture and the related Transaction Documents be later than the last maturity date of any Lease Receivable. In the event (and only to the extent) that the Seller makes such a substitution, the amount (or portion thereof) received by the Issuer with respect to a Prepayment will be allocated directly to the Seller and the payments with respect to the related Notes will be dependent upon the scheduled payments received on such Substitute Lease Receivables. Accordingly, payments of principal of and interest on the Notes may be dependent, in part, upon payments received on such Substitute Lease Receivables. In addition, with respect to the Notes, to the extent that the Seller does not substitute one or more Lease Receivables as Substitute Lease Receivables in connection with the prepayment of a Lease Receivable, the Aggregate Discounted Lease Balance will be decreased, causing the weighted average life of the Notes to be decreased. As such Noteholders may receive principal earlier than they may otherwise anticipated on the Notes, and, therefore, Noteholders may be faced with reinvestment alternatives which yield returns on investments may be significantly lower than obtained from the Notes.

     Geographic Concentration of the Leases May Adversely Affect the Leases. As of the Cut-Off Date, Obligors with respect to [ ]% and [ ]% of the Leases (based on Aggregate Discounted Lease Balance and mailing addresses as of the Cut-Off Date were located in [ ] and [ ], respectively. Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency, loan loss or repossession experience of the Issuer with respect to the Leases. [Need to include states in which there is a material concentration of Lease Receivables & Equipment]


                               THE POOL OF ASSETS


     The property of the Issuer (the "Pool of Assets") will consist of a portfolio and related property of finance leases, leases intended as security agreements, installment sale contracts, loan contracts, synthetic leases, and/or rental stream obligations and/or lease participation interests in the foregoing, together with all monies (including accrued interest) due thereunder on or after the applicable Cut-Off Date received relating thereto (the "Leases") and the ownership or security interests, if any, held by the Transferor in the Equipment originated by the Seller and underwritten to Charter's credit and collections policies. In addition, the Pool of Assets will include (i) funds on deposit in any Trust Accounts established and maintained by the Servicer pursuant to the Indenture or the Servicing Agreement; (ii) the rights to proceeds from certain insurance policies covering the Equipment; (iii) the interest of the Transferor in any proceeds from recourse to Vendors on Lease payments; (iv) other rights of the Transferor under the Seller Contribution and Sale Agreement conveyed under the Transferor Contribution and Sale Agreement; and (v) all proceeds of the foregoing.


     The Lease Receivables included in the Pool of Assets will be either (i) originated by the related Seller, (ii) originated by various Vendors and acquired by the Seller or (iii) acquired by the Seller from sellers or other originators of Lease Receivables.


     The Equipment underlying the Lease Receivables included in the Pool of Assets generally will be limited to personal property which is leased or financed by the Seller or the originator from which the Seller acquired the Lease Receivables to the Lessee pursuant to Leases which either are "chattel paper" (as defined in the Uniform Commercial Code) or are Leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. However, certain Leases may also have as additional security a security interest in related fixtures or be additionally secured by mortgages on related real property. The Issuer will not have any residual interest in the Equipment after the related Lease Receivable has been paid in full.

     The Lease Receivables will be acquired by the Transferor from the Seller pursuant to the Seller Contribution and Sale Agreement . The Lease Receivables included in the Pool of Assets will be selected from those lease receivables held by the Seller based on the criteria specified in the applicable Transaction Document and described herein.

     On or prior to the Closing Date on which the Notes are delivered to Noteholders, the Transferor will transfer the Pool of Assets to the Issuer pursuant to the Transferor Contribution and Sale Agreement between the Transferor and the Issuer. Thereupon, the Issuer shall enter into the Indenture with the Trustee, relating to the issuance of the Notes that will be secured by the Lease Receivables.


     The Lease Receivables comprising the Pool of Assets will generally have been originated by the Seller or acquired by the Seller from Vendors or from other obligees in accordance with the Seller's specified underwriting criteria.

                                   THE ISSUER

     The Issuer is a limited purpose bankruptcy-remote limited liability company organized under the laws of the State of Delaware. The Issuer was organized for the limited purpose of engaging in the transactions described herein, particularly to acquire the Pool of Assets from the Transferor pursuant to the Transferor Contribution and Sale Agreement, to issue the securities pursuant to the Indenture, and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Issuer is restricted by the LLC Agreement from engaging in other activities. In addition, its organizational documents require the Issuer to operate in a manner intended to minimize the risk that it would be consolidated in the bankruptcy estate of Charter or its Affiliates in the event that Charter or any of its Affiliates becomes subject to bankruptcy or insolvency proceedings. The Issuer's address is 153 East 53rd Street, New York, New York 10022, and after July 1, 1999 shall be 530 Fifth Avenue, New York, New York 10036.

     The Issuer was established pursuant to a Certificate of Formation as of September 21, 1999. The Issuer is governed pursuant to that certain Limited Liability Company Agreement dated as of September 21, 1998, as amended as of May 17, 1999 (the "LLC Agreement"), which describes the administration of the Issuer.

                           MANAGEMENT'S DISCUSSION AND
                         ANALYSIS OF FINANCIAL CONDITION

     As of the date of this Prospectus, the Issuer has had no operating history. The net proceeds of the sale of the Offered Notes will be distributed to the owners of the Issuer. See "Use of Proceeds." The Issuer is prohibited by the LLC Agreement from engaging in business other than (i) the purchase of equipment leases and lease receivables (including equipment) from Charter Financial, Inc. and its affiliates, (ii) the issuance of notes collateralized by its assets and
(iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Delaware law. The Issuer's ability to incur, assume or guaranty indebtedness for borrowed money is also restricted by the LLC Agreement to only such activities that relate to the leases and lease receivables.


                                   THE LEASES


     The Lease Receivables consist of the Leases and a security interest in the Equipment. The Issuer will not have any residual interest in the related Equipment after the Lease Receivable has been paid in full.

     No one vendor of group of vendors accounted for a material portion of the Leases.


Eligible Leases


     The following eligibility requirements apply to all Leases purchased by the Transferor on or prior to the Cut-Off Date and all Substitute Leases (any Lease meeting such requirements, an "Eligible Leases"). All Eligible Leases have been originated in the ordinary course of the Seller's business and comply with the Seller's credit and collections policies.

     As of the Cut-Off Date, or if a Lease is substituted, on the day of such substitution, the Seller will represent and warrant that the Leases shall comply with the following:


          (i) The Leases are valid and enforceable, and contain "Hell or High Water" clauses that unconditionally obligate the Lessee to make periodic Lease payments (including taxes);


          (ii) The Leases are noncancellable by the Lessee and do not contain early termination options (except for Leases which contain early termination or prepayment clauses, which require the Lessee to pay the present value of (as determined in such Lease) all remaining Scheduled Payments under such Lease upon such cancellation or prepayment);

          (iii)  All   payments   payable   under  the  Leases   are   absolute,
     unconditional obligations of the Lessees without right to offset for any reason;

          (iv) All of the Leases require the Lessee or a third party to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto;

          (v) The Leases do not materially violate any U.S. or state laws;

          (vi) The Leases provide for periodic payments;

          (vii) In the event of a Casualty Loss (as defined below), the Lessee, at the Lessee's expense, is required to replace the Equipment with like equipment in good repair, acceptable to Seller or pay at a minimum the outstanding principal or net book value of the Leases and any applicable make whole premium;

          (viii) The Leases have been sold to the Transferor free and clear of any liens and are assignable without prior written consent of the Lessee;

          (ix) The Leases are U.S. dollar-denominated and the Lessor and each Lessee are located in the United States;

          (x) The Lease is not a consumer lease;

          (xi) The Lease is not subject to any guaranty by the Seller;

          (xii) No adverse selection was used in selecting the Lease for transfer to the Transferor or the Issuer;

          (xiii) The Lessee has represented to the Seller or Vendor that it has accepted the Equipment;

          (xiv) The Lessee is not a subject of an insolvency or bankruptcy proceeding at the time of the transfer;

          (xv) The Leases are not Defaulted Leases;

          (xvi) The maximum remaining term of any Lease shall not exceed [ ] months ("Maximum Lease Term"); and


          (xvii) Each Lease is not more than 60 days past due at time of transfer to the Transferor or the Issuer (an == "Acceptable Payment Status").


Lease Payments and Valuation


     In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Aggregate Discounted Lease Balances, on any Calculation Date the Discounted Lease Balance for each Lease shall be calculated assuming:

          (i) Lease Payments are due on the last day of each Collection Period in which a payment is due; and


          (ii) Lease Payments are discounted on a monthly basis using a 30 day month and a 360 day year;

     All of the Leases require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "Lease Payments."


Delinquencies, Repossessions, and Net Losses

     Certain information relating to the Seller's delinquency, repossession and net loss experience with respect to Leases it has originated or acquired will be set forth below. This information may include, among other things, the experience with respect to all Leases in the Seller's portfolio during certain specified periods, including Leases which may not meet the criteria for selection as a Lease Receivable for the Pool of Assets. There can be no assurance that the delinquency, repossession and net loss experience on the Pool of Assets will be comparable to the Seller's prior experience.

Maturity and Prepayment Considerations


     If a Lease permits a Prepayment, such Prepayment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the pool of Lease Receivables and the weighted average life of the Notes. The rate of Prepayments on the Lease Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Transferor or the Seller will be obligated to reacquire Lease Receivables from the Pool of Assets pursuant to the applicable Transaction Documents as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the Notes which results from Prepayments will be borne entirely by the Noteholders.


Acquisition of Lease Receivables from the Seller

     The Lease Receivables underlying the Notes will be acquired by the Transferor from the Seller pursuant to the Seller Contribution and Sale Agreement between the Transferor and the Seller.

     The Transferor expects that each Lease Receivable so acquired will have been originated or acquired by the Seller thereof in accordance with the Seller's underwriting criteria. The Seller pursuant to the Seller Contribution and Sale Agreement will make certain representations and warranties to the Transferor in respect of the related Lease Receivables; the material terms of such representations and warranties will be set forth herein under the heading "Definition of the Notes-- Representations and Warranties." The Transferor will assign all of its rights (except certain rights of indemnification) and interest in the Seller Contribution and Sale Agreement to the Issuer, which in turn will assign all its rights to the Trustee for the benefit of the Noteholders, and the Seller shall thereupon be liable to the Issuer and the Trustee for defective or missing documents or an uncured breach of such Seller's representations or warranties.

The Leases


     As of the initial Calculation Date, the Leases had an Aggregate Discounted Lease Balance (calculated using an assumed discount rate of [ ]%) of approximately $[ ]. The statistical information concerning the pool of Leases set forth herein is based upon information as of the initial Calculation Date and using the then applicable Discount Rate. The actual Discount Rate of [ ]% applicable to the Closing Date is a per annum rate equal to the sum of (i) the weighted average Note Interest Rates of the Notes and (ii) the Servicing Fee Rate, and shall be used to calculate the actual Initial Note Principal Balances and the actual Initial Aggregate Discounted Lease Balance. The Initial Aggregate Discounted Lease Balance of the Leases as of the Cut-Off Date calculated using the Discount Rate is $[ ]. While the statistical distribution of the characteristics as of the Closing Date for the final Lease Receivable pool and calculated at the Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the Cut-Off Date and calculated at the statistical Discount Rate as presented in this Prospectus, such variance will not be material.


     As of any Calculation Date, the Aggregate Discounted Lease Balance shall equal the sum of the present value of all remaining Lease Payments of Eligible Leases (excluding payments with respect to Defaulted

Leases, Early Termination Leases and Leases subject to a Warranty Event) becoming due after such Calculation Date discounted monthly at the Discount Rate.


     The Leases have the characteristics specified in the Seller Contribution and Sale Agreement and described herein, and the Leases eligible to be designated as Substitute Leases will conform to the characteristics specified in the Seller Contribution and Sale Agreement and herein.


     The terms of the Leases generally range from [ ] to [ ] months. The final scheduled payment date on the Lease with the latest maturity is [ ], [ ]. As of the initial Calculation Date, all of the Leases had (i) original terms to maturity of [ ] months to [ ] months, with a weighted average original term to maturity of approximately [ ] months; and (ii) a remaining term to maturity of not less than [ ] months and not more than [ ] months, with a weighted average remaining term to maturity of approximately [ ] months.

     References herein to percentages of Lessees refer in each case to the percentage of the Aggregate Discounted Lease Balance of the Leases as of the Calculation Date.

     As of the Calculation Date, the Aggregate Discounted Lease Balance of the Leases ranged from $[ ] to $ [ ]. No more than [ ]% of the Aggregate Discounted Lease Balance is attributable to any one Lessee, and the average Discounted Lease Balance is approximately $ [ ].


     Under the Servicing Agreement, the Servicer is permitted to allow a Lessee to prepay a Lease in an amount not less than the related Prepayment Amount. In addition, in the event that a Lessee requests an upgrade or trade-in of Equipment, the Servicer may remove such Equipment and related Lease from the Pool of Assets, but only upon payment of an amount equal to the sum of (i) the related Discounted Lease Balance as of the first day of the Collection Period preceding such removal, (ii) one month's interest thereon at the Discount Rate, and (iii) any Lease Payments due and outstanding under such Lease that have not been paid by the Lessee (collectively, the "Repurchase Amount").

 Substitutions

     Pursuant to the Transferor Contribution and Sale Agreement, the Transferor shall have the option to substitute Eligible Leases for either a Defaulted Lease, a Lease subject to a Warranty Event, or a Lease subject to a Casualty Loss, up to a maximum of [ ]% of the Aggregate Discounted Lease Balance of contracts contributed to the pool, provided the following conditions are met:

          (i) At the time of substitution, the substituted Eligible Leases have in the aggregate Discounted Lease Balances of not less than the aggregate of the Discounted Contract Balance of the Leases being replaced;


          (ii) Substitutions by the Transferor shall be approximately the same weighted average life of the remaining originally scheduled Lease payments in the pool and shall not extend the final maturity of the pool beyond the original maturity of the initial Leases in the pool.

     Each substitute Lease shall be a Lease, satisfying certain representations and warranties set forth in the Servicing Agreement, the Indenture and the Transferor Contribution and Sale Agreement (a "Substitute Lease") as of the related Substitute Lease Cut-Off Date. In addition, the following conditions must be satisfied:

          (a) [on a cumulative basis from the Cut-Off Date, the sum of the Discounted Lease Balance (as of the related Substitute Lease Cut-Off Date) of such Substitute Leases would not exceed 10% of the Initial Aggregate Discounted Lease Balance of all Leases as of the Cut-Off Date;

          (b) as of the related Substitute Lease Cut-Off Date, the Substitute Leases then being transferred have in the aggregate Discounted Lease
     Balances that are not less than the aggregate of the Discounted Lease Balances of the Leases being replaced; and

          (c) no substitution shall be permitted if, after giving effect to such substitution, (x) the sum of the Lease Payments (as defined below) on all Leases due in any Collection Period thereafter would be less than (y) the sum of the Lease Payments which would otherwise be due in such Collection Period.]

The Lease Receivable Statistical Information


     Following is certain statistical information relating to the Lease Receivable pool, calculated as of the Cut-Off Date and assuming a Discount Rate of [ ]% (the "Statistical Discount Rate"). Certain columns may not total 100% due to rounding.

               DISTRIBUTION OF LEASES BY DISCOUNTED LEASES BALANCE

                                                                              Percentage of
          Discounted                   Number of    Sum of Discounted     Aggregate Discounted
         Lease Balances                 Leases        Lease Balances          Lease Balance
         --------------                 ------        --------------          -------------
 Greater            Less Than or
   Than               Equal to
   ----               --------
 $      1             $  5,000                           $                              %
    5,000               10,000
   10,000               15,000
   15,000               20,000
   20,000               25,000
   25,000               30,000
   30,000               35,000
   35,000               40,000
   40,000               45,000
   45,000               50,000
   50,000               55,000
   55,000               60,000
   60,000               65,000
   65,000               70,000
   70,000               75,000
   75,000               80,000
   80,000               85,000
   85,000               90,000
   90,000               95,000
   95,000              100,000
  100,000              150,000
  150,000              200,000
  200,000              250,000
  250,000              300,000
  300,000              350,000
  350,000              400,000
  400,000              450,000
  450,000              500,000
  500,000              600,000
  600,000              750,000
==============================================================================================
Total...............................                        $                     100.00%
==============================================================================================

         DISTRIBUTION OF THE LEASES BY DEFINED OBLIGOR INDUSTRY (Top 25)

                                                     Number                                Percentage Of
                                                       of        Sum of Discounted      Aggregate Discounted
                     Industry Type                   Leases        Lease Balances          Lease Balance
                     -------------                   ------        --------------          -------------
                                                                       $                             %
























------------------------------------------------------------------------------------------------------------
Total (Top 25 Defined Industries)..............                       $                                  %
------------------------------------------------------------------------------------------------------------
All Others.....................................                       $                                  %
============================================================================================================
Total   .......................................                       $                            100.00%
============================================================================================================

              DISTRIBUTION OF THE LEASES BY OBLIGOR BILLING ADDRESS

                                                               Percentage of
                     Number of     Sum of Discounted       Aggregate Discounted
State                 Leases         Lease Balances            Lease Balance
-----                ---------     -----------------       --------------------
Alabama                            $                                  %
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Washington, D.C.
West Virginia
Wisconsin
Wyoming

                        DISTRIBUTION OF THE LEASES BY REMAINING TERM TO MATURITY

-----------------------------------------------------------------------------------------------------------
    Remaining Term in Months
-----------------------------------------------------------------------------------------------------------

                                                                                       Percentage Of
     Greater         Less Than         Number      Sum of Discounted Lease      Aggregate Discounted Lease
      Than          or Equal to      of Leases             Balances                       Balance
      -----         -----------      ---------             --------                       -------
       1                 12                          $                                        %
      12                 24
      24                 36
      36                 48
      48                 60
      60                 72
      72                 84
      84                 96
-----------------------------------------------------------------------------------------------------------
Total    .....................                       $                                      100.00%
===========================================================================================================


                         DISTRIBUTION OF THE LEASES BY ORIGINAL TERM TO MATURITY

-----------------------------------------------------------------------------------------------------------
     Original Term in Months
-----------------------------------------------------------------------------------------------------------

                                                                                         Percentage of
     Greater         Less Than         Number       Sum of Discounted Lease          Aggregate Discounted
      Than          or Equal to      of Leases             Balances                      Lease Balance
      ----          -----------      ---------             --------                      -------------
       1                 12                          $                                          %
      12                 24
      24                 36
      36                 48
      48                 60
      60                 72
      72                 84
      84                 96
-----------------------------------------------------------------------------------------------------------
Total    .....................                       $                                        100.00%
===========================================================================================================

                           CHARTER'S LEASING BUSINESS


     Charter, a New York Corporation, is a specialty capital equipment finance and leasing company which originates and services medium-term, fixed-rate, full-payout leases and equipment financings to a wide variety of middle-market clients in targeted industries throughout the United States and Canada. Charter was founded in 1985 and is privately owned by members of its senior management group and Warburg, Pincus Investors, L.P. Charter's address is 153 East 53rd Street, New York, New York 10022 and after July 1, 1999, 530 Fifth Avenue, New York, New York. 10036. Charter's telephone number is (212) 805-1000.

     As of December 31, 1998, Charter's most recent fiscal year end, total assets equaled approximately $145 million compared with approximately $155 on December 31, 1997. Shareholder's equity equaled approximately $40 million on December 31, 1998 compared with $36 million on December 31, 1997. Operating revenues and net income for the 12-month period ending December 31, 1998 equaled approximately $27 million and approximately $4 million respectively, and for the 12-month period ending December 31, 1997 equaled approximately $20 million and approximately $4.4 million respectively.

     Charter provides financing for a range of middle-market companies in specialized segments having annual sales volume generally between $2.5 million and $50 million. Charter finances a broad range of equipment used by its clients including medical equipment, film and video production equipment, plastic manufacturing equipment, data processing equipment, office equipment, and furniture. Charter currently operates 12 offices throughout the U.S. and Canada. In addition to its New York headquarters, sales offices are maintained in Portsmouth, NH; Danbury, CT; Charlotte, NC; Cleveland, OH; Portland, OR; Chicago, IL; Los Angeles, CA and Bethesda, MD in the U.S. as well as in Toronto and Winnipeg in Canada.

     The following table briefly describes Charter's major industry segments.


Overview of Industry Segments

Segment                     Description
================================================================================
Plastics/Packaging          Provide equipment financing to companies involved in
                            all  facets  of the  plastics  industry  as  well as
                            recent entries into packaging, and CD-ROM
--------------------------------------------------------------------------------
Media                       Provide  equipment  financing to companies  involved
                            with film and video  production and  postproduction,
                            printing  and graphic arts and other  related  media
                            business
--------------------------------------------------------------------------------
Specialty Markets           Provide equipment financing to a variety of industry
                            segments based upon market opportunities. End  users
                            include business services, electronics, leisure  and
                            communications, among others
--------------------------------------------------------------------------------

Capital Markets             Provide  equipment  financing to  high-growth,  late
                            stage  venture   capital   sponsored   companies  in
                            structured transactions

--------------------------------------------------------------------------------

Wholesale                   Acquire lease portfolios and individual transactions
                            from other institutions

--------------------------------------------------------------------------------
Healthcare                  Provide equipment financing to leading  hospitals in
                            the New York area

Segment                     Description
================================================================================
Vendor Finance              Originate  dealer/manufacturer  referred  leases  in
                            selected  industries

     As of December 31, 1998, Charter had approximately 116 full time employees of which approximately 65 are located in the New York Headquarters, approximately 22 are located in the Plastics/Packaging divisional office in Portsmouth, NH, approximately 19 are located at Charter's Canadian subsidiary in Toronto, Ontario (Canada) and approximately 10 are located in field sales offices throughout the US and Canada.

     Charter services all leases originated in the US at its Headquarters in New York. Leases originated in Canada are serviced at its office in Toronto, Ontario. At December 31, 1998, Charter was responsible for servicing a total of approximately 2,500 leases in the US and an additional 1,300 leases in Canada representing gross receivables balances of approximately $802 million and $87 million respectively. Included in the total of managed leases in the US are approximately 300 leases having a gross receivables balance of approximately $184 million which were originated by Charter and sold to various third parties on a non-recourse basis.


     Charter originates leases primarily through its direct sales force located in either its main office or regional offices. Transactions are also originated by referrals under both formal and informal relationships with various equipment manufacturers and vendors. In addition, Charter's wholesale division purchases leases or other financing transactions which were originated by other lessors/lenders provided that the creditworthiness and procedures of such seller meet the approval of Charter and further provided that Charter approves the creditworthiness of the client and all of the documentation in such transactions.

     Each client who wishes to enter into a lease/financing transaction with Charter provides Charter with information required by Charter in order to make a credit determination with respect to a particular transaction. This information will generally consist of a complete copy of financial statements including all notes thereto for the latest two fiscal years and current and prior period interim statements, tax returns, credit and trade references, a description of the equipment to be financed and the cost thereof and any other financial and credit information deemed necessary by Charter to make a credit decision.


     Credit approval authority is vested in Charter's credit officers and divisional managers. Charter has established risk asset acceptance criteria ("RAACs") for each of the company's major industry segments which include certain financial ratios such as leverage, working capital and cash flow, as well as transaction terms such as maximum maturity, amortization and size of exposure, and other qualitative criteria such as number of years in business, credit history, reputation and business mix. Credit evaluation is weighted toward the prospective lessee's ability to pay its obligations from historical cashflow generated in its ordinary course of business and a "strong" balance sheet as evidenced by conventional balance sheet ratios consistent with comparable companies in the industry. Other considerations include strength of management, clientele, business reputation, credit history, industry trends and the current and projected value of the assets financed.

     Credit approval for all transactions  requires the approval of at least two
(2) credit officers or a credit officer and division manager. For transactions falling within approved RAACs, credit officers who have been designated as team leaders have credit approval authority for exposures of up to $750,000.00 and division managers have credit approval authority for exposures of up to $1,500,000.00. The chief credit officer has approval authority for exposures of up to $3,000,000.00 regardless of RAAC compliance. Exposures in excess of these authority limits or outside the RAACs require the additional signature of the next highest level of credit approval authority. Credit applications which fall outside the established RAACs are considered on an exception basis. In the credit analysis of prospective transactions, Charter's personnel utilize independent credit agency reports, bank and trade references, prior payment history, if any, and/or financial statements in making a determination whether to approve or decline a particular transaction. For any applicant which does not meet the applicable RAACs, Charter may require credit enhancement such as additional collateral in the form of unencumbered equipment, accounts receivable or inventory, a letter of credit, a certificate of deposit or a third-party guarantee as a prerequisite to approving a transaction.

     Concurrent with the credit approval of a transaction, a contract administrator is assigned to prepare standard transaction documents to be submitted to the client for execution. All non-standard documents or non-standard terms and conditions are reviewed and approved by one of the company's in-house attorneys. The assigned contract administrator is responsible for obtaining all required executed documents, insurance certificates, UCC financing statements, appropriate invoices covering the equipment and for initiating payment of the equipment costs to the vendor and/or reimbursing the client for any payments previously made to the vendor on account of such equipment. Prior to releasing funds, the documents are subject to a second review by an authorized senior contract administrator, who verifies the accuracy of the documents, and are then approved by the credit team leader who verifies that all of the terms of the credit approval have been met and that the lessee is current with all payments on outstanding leases with Charter. The transaction is then entered into Charter's Lease Administration system as the final step prior to funding


     Charter generally requires clients to maintain property insurance on the lease/financed equipment covering the property against damage, fire, theft and other risk of loss for the replacement value of the equipment with Charter named as loss payee as appropriate. The client is also generally required to obtain public liability insurance covering both personal injury and property damage, naming Charter as additional insured as appropriate. The clients generally obtain the required insurance through its own carrier, or in selected cases where Charter is satisfied with the client's creditworthiness, through self insurance.

Delinquency Procedures and Loss Experience

     Collection activities with respect to delinquent leases are performed by the Servicer's staff at its headquarters in New York and Toronto under the supervision of the Senior Credit Officer, Vice Chairman and General Counsel. Under current practices, collection activity generally begins when an account becomes ten days past due, with telephone contact. However, on a case by case basis, initial contact may be made at an even earlier time. A report is circulated each week to the appropriate officers, setting forth the payment status of every transaction held by the Servicer in its portfolio. Generally, if a transaction continues to be delinquent for more than one week following the initial telephone contact, a collection officer or administrator makes additional telephone contact with the client. If an account remains past due after such telephone contact, Charter generally notifies the client in writing at approximately twenty days past due. If a transaction continues to be delinquent, Charter may exercise any remedies available to it under the terms of the transaction, including termination, acceleration and/or repossession. The current policy of Charter is that a transaction is written off when it is deemed to be uncollectible. Generally, Charter does not deem an account to be uncollectible unless and until it has taken reasonable steps to enforce its rights and remedies under the transaction and it has determined that a client does not have sufficient assets with which to satisfy the indebtedness. Upon repossession and disposition of any equipment, any deficiency remaining will be pursued to the extent deemed practicable. The servicing and charge-off policies and collection practices of Charter may change over time in accordance with Charter's business judgment.


     Day-to-day collections are processed through Charter's lockbox account which is currently at Bank of New York. The Bank of New York reviews the customer payment coupons which accompany the remittance received and the payments are earmarked to the specific pool where the Lease is funded.

     For Charter's held and securitized portfolio, as of March 31, 1999, a total lease balance of $9.3 million or 1.6% of managed receivables was 31-60 days delinquent, a total lease balance of $4.3 million or 0.50% of managed receivables was 61-90 days delinquent, and a total lease balance of $5.2 million or 0.60% of managed receivables was 91 days or more.

                           Delinquency/Loss Statistics

                                ($ in thousands)


                                                                                                  three
Total Portfolio (includes                                                                         months
receivables sold non-           December     December     December     December     December      ending
recourse)                       31, 1994     31, 1995     31, 1996     31, 1997     31, 1998      March 31,
                                                                                                   1999
                              ------------------------------------------------------------------------------
Fiscal year
Ending

Gross
Receivables

30-60 Days
Delinquent

61-90 Days Delinquent

91 Days or more
Delinquent

*Annual Net
Charge-Offs



* Note -- Chargeoffs are net of recoveries and are based upon annual average gross receivables balances for the applicable period.

     While the above delinquency experiences reflect Charter's experiences at the period indicated, there can be no assurance that the delinquency experiences on the Leases will be similar. Accordingly, the information should not be considered to reflect the credit quality of the Leases owned by the Issuer, or as a basis of assessing the likelihood or amount of severity of losses on the Leases. The Leases, in general, may have characteristics which distinguish them from the majority of the leases in Charter's existing portfolio.

                                   TRANSFEROR


     The Transferor is a wholly-owned bankruptcy remote subsidiary of Charter. The Transferor was organized for the limited purpose of engaging in transactions described herein and any activities incidental to an necessary or convenient for accomplishment of such purposes and is restricted by its organizational documents and under the Transferor Contribution and Sale Agreement from engaging in other activities. In addition, its organizational documents and the Transferor Contribution and Sale Agreement require that it operates in a manner such that it should not be consolidated in the bankruptcy estate of Charter or its affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. The Transferor's address is 153 East 53rd Street, New York, New York 10022, and after July 1, 1999, will be 530 Fifth Avenue, New York, New York 10036. The Transferor's telephone number is (212) 805-1000.


     As described herein under "The Pool of Assets," the only obligations, if any, of the Transferor with respect to the Notes may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Lease Receivables under certain circumstances. The Transferor will have no servicing obligations or responsibilities with respect to the Lease Receivables. The Transferor does not have, nor is it expected in the future to have, any significant assets. The Servicer may be an affiliate of the Transferor. As described under "Description of the Transaction Documents -- Acquisition of the Lease Receivables Pursuant to a Lease Acquisition Agreement," the Transferor may acquire Lease Receivables through or from an affiliate. Neither the Transferor nor any of its affiliates will insure or guarantee the Notes.

                            DESCRIPTION OF THE NOTES


     The Notes will be issued pursuant to the Indenture to be entered into by the Issuer and the Trustee. The Servicer will provide a copy of the Indenture to subsequent Noteholders without charge on written request addressed to it at 153 East 53rd Street, New York, New York 10022 and after July 1, 1999, 530 Fifth Avenue, New York, New York 10036.

     The following summary describes all material terms of the Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement, the Servicing Agreement, and the Indenture. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement, the Servicing Agreement, and the Indenture. Wherever provisions of the Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement, the Servicing Agreement and the Indenture are referred to, such provisions are hereby incorporated herein by reference.


General

     The obligations evidenced by the Notes are recourse to the assets of the Issuer only and are not recourse to, or guaranteed by, the Transferor, the Seller, Charter, the Servicer, the Trustee, or any other Person.

     The Issuer will agree in the Indenture and in the respective Notes to pay to the Noteholders (i) an amount of principal equal to the Outstanding Principal Amount of such Notes and (ii) monthly interest at the times, from the sources and on the terms and conditions set forth in the Indenture and in the respective Notes.


     The Notes in the initial principal amount of $[ ] (the "Initial Outstanding Principal Amount"), will be issued pursuant to the Indenture. The Initial Outstanding Principal Amount to be issued hereunder is equal to approximately [ ]% of the Initial Aggregate Discounted Lease Balance of the Leases. The Offered Notes will initially be issued in book-entry form only through DTC in minimum denominations of $1,000 and integral multiples thereof. Payments on the Notes are required to be made by the Trustee on each Payment Date.

     The first Payment Date for distributions to the Noteholders will be [ ]. Payments are required to be made by the Trustee, by check mailed or, if requested by the Noteholder, by wire transfer of immediately available funds, to Noteholders entitled thereto at the address appearing on the certificate register on the Record Date, which, for so long as the Offered Notes are in book-entry form through DTC, will be Cede.


Conveyance of Lease Receivables


     On the Closing Date, the Issuer will acquire from the Transferor, by means of an assignment of the rights acquired under the Seller Contribution and Sale Agreement, of all of the right, title, and interest of the Seller in and to
(a)(i) any Equipment that is owned by the Seller and any and all income and proceeds from such Equipment, but subject to the rights of the Lessee to quiet enjoyment of such Equipment under the related Lease and (ii) any security interest of the Seller in any of the Equipment that is not owned by the Seller,
(b) the Leases, including, without limitation, all Lease Payments, residual receipts, defaulted lease recoveries and any other payments due or made with respect to the Leases after the Cut-Off Date relating to such Leases, (c) any guarantees of a Lessee's obligations under a Lease, (d) all other documents in the Lease Files relating to the Leases, including, without limitation, any UCC financing statements related to the Leases or the Equipment, (e) any Insurance Policies and Insurance Proceeds with respect to the Leases, (f) all of the Seller's right, title and interest in and to, and rights under, the Seller Contribution and Sale Agreement executed and delivered in accordance therewith,
(g) all amounts on deposit in the Distribution Account (as defined herein) or in the Lockbox Account with respect to the related Lease Receivables; and (h) any and all income and proceeds of any of the foregoing.

     The Trustee will have possession of the Leases and the Lease Files, and the Servicer will retain copies of any other documents which relate to the Lease Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Lease Receivable. Prior to transfer of the Lease Receivables to the Issuer, the Seller will cause its electronic ledger to be marked to show that such Lease Receivables have been transferred to the Transferor and then to the Issuer, and the Seller and the Transferor will file UCC financing statements reflecting the sale and assignment of the Lease Receivables in certain jurisdictions, as required by the Seller Contribution and Sale Agreement, the Transferor Contribution and Sale Agreement and the Servicing Agreement. See "Legal Aspects of the Leases."


Security Interest

     The Notes will be secured by:

          (i) a first priority security interest in the Leases perfected by filing blanket Uniform Commercial Code ("UCC") financing statements on the Leases and the related Equipment against the Seller and the Transferor in New York, Delaware and other specified filing locations;


          (ii) funds in the Distribution Account or in the Lockbox Account with respect to the related Lease Receivables.


Representations and Warranties of the Seller


     The Seller will make certain representations and warranties in the Seller Contribution and Sale Agreement, as described more fully herein under "The Leases - Eligible Leases", (as of the Closing Date with respect to the Leases and, with respect to a Substitute Lease, as of the date on which the Issuer acquires such Substitute Lease (each, a "Sale Date"), the benefits of which will be assigned to the Issuer and then to the Trustee.


     Under the terms of the Seller Contribution and Sale Agreement, the Seller will be obligated to accept the reconveyance of any Lease Receivables and deposit the Repurchase Amount on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty that materially adversely affects such item of Lease Receivables, which breach has not been cured or waived in all material respects. This obligation to accept the reconveyance of the Lease Receivables and remit the Repurchase Amount will constitute the sole remedy against the Seller available to, the Transferor, the Issuer, the Trustee and the Noteholders for a breach of a representation or warranty made by the Seller with respect to the required characteristics of the Lease Receivables.

 Indemnification


     The Servicing Agreement will provide that Charter will defend and indemnify the Servicer, the Transferor, the Trustee, the Issuer and the Noteholders against any and all losses, claims, damages and liabilities to the extent, but only to the extent, that the same have been suffered by any such party by virtue of (i) a breach by Charter of its obligations (other than breach of Charter's representations and warranties, with respect to which the sole remedy is expressly limited to Charter's acceptance of the reconveyance of the affected Lease Receivables and the remittance of the Repurchase Amount by Charter as discussed above) under the Servicing Agreement or (ii) in the case of the Trustee, its performance of its duties, except to the extent that such loss, claim, damage or liability resulted from the Trustee's gross negligence or willful misconduct.


     The Servicing Agreement will also provide that the Servicer will defend and indemnify the Transferor, Charter, the Trustee, the Issuer and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii)
(A) the failure of the Servicer to perform its duties under the Servicing Agreement or (B) in the case of the Trustee, its performance of its duties, except to the extent that such cost, expense, loss, damage, claim or liability resulted from the Trustee's gross negligence or willful misconduct. Charter's obligations, as Servicer, to indemnify the Issuer, and the Noteholders for acts or omissions of Charter as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.


The Accounts


     The Servicer will maintain a Lockbox Account in the name of the Trustee to which all Lease Payments received under each Lease (including any residual proceeds and late charges), any recoveries for Defaulted Leases if not substituted for, proceeds of Casualty Losses and Early Termination Leases, and payments by the Transferor in connection with a Warranty Event will be directed within two (2) Business Days of receipt by the Servicer, but excluding any Excluded Amounts. All funds on deposit in the Lockbox Account with respect to the related Lease Receivables for the related Collection Period will be transferred to the Distribution Account on the business day prior to each Payment Date.

     A "Lease Payment" means, with respect to any Lease, the monthly, quarterly, semi-annual or seasonal payments scheduled to be made under the terms of the Lease whether received on or after the expiration or other termination of the Lease. Casualty Payments, Termination Payments, prepayments of rent required pursuant to Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the term of such lease, payments becoming due before the Cut-Off Date or the ______ Date, as applicable, and supplemental or additional payments required by the terms of such a Lease with respect to taxes, insurance, maintenance, or other specific charges shall not be considered Lease Payments hereunder.


     A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of such Lease (such event a "Casualty Loss"), in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

     A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such Lease, (such Lease, an "Early Termination Lease") (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the beneficial owner thereof, and the Lessee.

     "Defaulted Leases" are (i) Leases that have become more than 120 days delinquent or (ii) Leases that have been charged off by the Servicer.


     Amounts exempt from deposit into the Distribution Account or the Lockbox Account ("Excluded Amounts"), including (i) collections attributable to any taxes, fees or other charges imposed by any governmental authority; (ii) collections representing reimbursements of insurance premiums or payments for services that were not financed by the Seller; (iii) other non-contract or rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures; (iv) collections with respect to repurchased Leases or Lease which has been substituted by a Substitute Lease; and (v) any servicing charges.


Available Funds

     "Available Funds" for any Payment Date shall include funds received on or prior to the related Calculation Date, net of any Excluded Amounts, will be available for distribution by the Trustee on each Payment Date and will include:


          (i) any Lease Payments due on, or prior to, the related Calculation Date;

          (ii) any Servicer Advances;

          (iii) any recoveries on Defaulted Leases to the extent the Servicer has not substituted an Eligible Lease for such Defaulted Lease;

          (iv) any Lease Repurchase Amounts from repurchases by the Transferor or the Seller due to a Warranty Event or otherwise to the extent the Servicer has not substituted an Eligible Lease for such Lease;

          (v) any Casualty Payments and any Prepayment Amounts to the extent not included in clause (iv);

          (vi) any proceeds from investment of funds in the Distribution Account or the Lockbox Account;

          (vii) any Termination Payments to the extent the Issuer does not reinvest such Termination Payments in Additional Leases;

          (viii) any late charges or residual proceeds with respect to a Lease Receivable not advanced by the Servicer.

          (ix) any funds on deposit in the Reserve Account to the extent there occurs an Available Funds Shortfall.

Reserve Account

     The Trustee will establish and maintain an Eligible Account (the "Reserve Account"). On the Closing Date, the Issuer will make an initial deposit in an amount equal to [ ]% of the Initial Aggregate Discounted Lease Balance of the Leases into the Reserve Account. In the event that Available Funds (exclusive of amounts on deposit in the Reserve Account) are insufficient to pay (a) the amounts owing the Servicer and Interest Payments on the Notes, the Trustee will withdraw from the amount of funds on deposit in the Reserve Account, an amount equal to the lesser of the funds on deposit in the Reserve Account and such deficiency and (b) the Class A Principal Payment, the Class B Principal Payment and the Class C Principal Payments (such payments, the "Required Payments" and such shortfall, an "Available Funds Shortfall"), the Indenture Trustee will withdraw from excess of funds on deposit in the Reserve Account an amount equal to the lesser of the funds on deposit in the Reserve Account (the "Available Reserve Amount") and such deficiency. In addition, on each Payment Date, Available Funds remaining after the payment of the Required Payments will be deposited into the Reserve Account to the extent that the Required Reserve Amount exceeds the Available Reserve Amount. The "Required Reserve Amount" equals the lesser of (a) [ %] of the Discounted Present Value of the Leases as of the Cut-Off Date and (b) the Outstanding Principal Amount of the Notes. Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be released to the Issuer.

Application of Payments


     Monthly distributions will be made on each Payment Date by the Trustee from Available Funds in the following priority:


          (a)  to pay the Servicing Fee;

          (b) to reimburse unreimbursed Servicer Advances in respect of a prior Payment Date;


          (c) to make Interest Payments owing on the Class A Notes concurrently and pro rata to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders;


          (d)  to make Interest Payments owing on the Class B Notes;

          (e)  to make Interest Payments owing on the Class C Notes;

          (f)  to make Interest Payments owing on the Class D Notes;

          (g) to make the Class A Principal Payment (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes is reduced to zero, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes is reduced to zero, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes is reduced to zero and finally, (iv) to the Class A-4 Noteholders until the Outstanding Principal Amount on the Class A-4 Notes is reduced to zero;


          (h)  to make the Class B Principal Payment to the Class B Noteholders;

          (i)  to make the Class C Principal Payment to the Class C Noteholders;

          (j)  to make the Class D Principal Payment to the Class D Noteholders;


          (k) to pay the Additional Principal, if any, to the Class A Noteholders then receiving the Class A Principal Payment as provided in clause (g) above until the Outstanding Principal Amount on all of the Class A Notes has been reduced to zero, then to the Class B Noteholders until the Outstanding Principal Amount on the Class B Notes has been reduced to zero, then to the Class C Noteholders until the Outstanding Principal Amount on the Class C Notes has been reduced to zero, thereafter to the Class D Noteholders until the Outstanding Principal Amount on the Class D Notes has been reduced to zero;


          (l) to make a deposit in the Reserve Account in an amount equal to the excess of the Required Reserve Amount over the Available Reserve Amount; and

          (m)  to the Issuer, the balance, if any.


Interest

     On each Payment Date, the interest due (the "Interest Payments") with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes since the last Payment Date will be the interest that has accrued on such Notes since the last Payment

Date (or in the case of the first Payment Date, with respect to the Class A-1 Notes, since the Issuance Date, and with respect to all other Notes, since ________________) (the "Interest Accrual Period") at the applicable Note Interest Rate applied to the then unpaid principal amounts (the "Outstanding Principal Amounts") of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, and the Class D Notes, respectively, after giving effect to payments of principal to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders, respectively, on the preceding Payment Date. See "Description of the Notes--General" and "--Distributions on Notes."


     The Interest Payments with respect to Class A-1 Notes will be calculated on the basis of actual days elapsed over a year of 360 days, and with respect to all other Notes will be calculated on the basis of a year of 360 days consisting of twelve 30 day months.


Principal

     On each Payment Date, each of the Noteholders will be entitled to receive the Principal Payments, to the extent of funds available as described herein under "Available Funds," in the priorities described herein under "Application of Payments." Principal Payments on the Notes are required to be made on each Payment Date to Noteholders on the related Record Date.


     On each Payment Date, to the extent funds are available therefor, the following Principal Payments will be paid to the Noteholders in the following priority:

          (a) (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the Class A Principal Payment, then


               (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes has been reduced to zero, the Class A Principal Payment, then

               (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes has been reduced to zero, the Class A Principal Payment, and


               (iv)  to  the  Class  A-4  Noteholders,   until  the  Outstanding
          Principal Amount on the Class A-4 Notes has been reduced to zero, the Class A Principal Payment,


          (b) to the Class B Noteholders, the Class B Principal Payment,

          (c) to the Class C Noteholders, the Class C Principal Payment,

          (d) to the Class D Noteholders, the Class D Principal Payment, and


          (e) to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount, the Class C Floor exceeds the Class C Target
     Investor Principal Amount and/or the Class D Floor exceeds the Class D Target Investor Principal Amount, Additional Principal (defined below) shall be distributed, sequentially, as an additional principal payment on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes, and Class D Notes as applicable, until the Outstanding Principal Amount of each Class has been reduced to zero.

     The "Class A Principal Payment" shall equal:


          (a) while the Class A-1 Notes are outstanding,

               (i) on all Payment Dates prior to the Class A-1 Stated Maturity Date, the lesser of (1) the amount necessary to reduce the Outstanding Principal Amount on the Class A-1 Notes to zero and (2) the difference between (A) the Aggregate Discounted Lease Balance as of the previous Calculation Date and (B) the Aggregate Discounted Lease Balance as of the related Calculation Date, and


               (ii) on all Payment Dates on and after the Class A-1 Stated Maturity Date, the entire Outstanding Principal Amount on the Class A-1 Notes and

          (b) after the Class A-1 Notes have been paid in full, the amount necessary to reduce the Outstanding Principal Amount on the Class A Notes to the Class A Target Investor Principal Amount (as defined below) for such Payment Date.


     The "Class B Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount (as defined below) and the Class B Floor (as defined below).

     The "Class C Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount (as defined below) and the Class C Floor (as defined below).

     The "Class D Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class D Notes to the greater of the Class D Target Investor Principal Amount (as defined below) and the Class D Floor (as defined below).

     The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

     The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

     The "Class C Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

     The "Class D Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class D Percentage (as defined below) and (b) the Aggregate Discounted Lease Balance as of the related Calculation Date.

     The Class A Target Investor Principal Amount, the Class B Target Investor Principal Amount, the Class C Target Investor Principal Amount, and the Class D Target Investor Principal Amount are collectively referred to as the "Class Target Investor Principal Amounts."

     The "Class A Percentage" will be equal approximately to _________%. The "Class B Percentage" will be equal approximately to __________%. The "Class C Percentage" will be equal approximately to __________%. The "Class D Percentage" will be equal approximately to ________%.


     The "Class B Floor" with respect to each Payment Date means:


          (a) ____% of the initial Aggregate Discounted Lease Balance as of the Cut-Off Date, plus

          (b) the Cumulative Loss Amount with respect to such Payment Date, minus

          (c) the sum of the Outstanding Principal Amount of the Class C Notes, the Outstanding Principal Amount of the Class D Notes, and the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that da y, minus

          (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date.

     The "Class C Floor" with respect to each Payment Date means:


          (a) ___% of the initial Aggregate Discounted Lease Balance as of the Cut-Off Date, plus

          (b) the Cumulative Loss Amount with respect to such Payment Date, minus


          (c) the sum of the Outstanding Principal Amount of the Class D Notes and the Overcollateralization Balance as of the immediately preceding
     Payment Date after giving effect to all principal payments made on that day, minus

          (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date.

     The "Class D Floor" with respect to each Payment Date means:


          (a) ___% of the initial Aggregate Discounted Lease Balance as of the Cut-Off Date, plus

          (b) the Cumulative Loss Amount with respect to such Payment Date, minus


          (c) the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, minus

          (d) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date; provided, however, that if the Outstanding Principal Amount of the Class C Notes is less than or equal to the Class C Floor on such Payment Date, the Class D Floor will equal the Outstanding Principal Amount of the Class D Notes utilized in the calculation of the Class C Floor for such Payment Date.


     The Class B Floor, the Class C Floor and the Class D Floor are collectively referred to herein as the "Class Floors."


     "Additional Principal" with respect to each Payment Date equals:

          (a) zero, if each of the Class Target Investor Principal Amounts for the Class B Notes, the Class C Notes, and the Class D Notes exceed their respective Class Floors on such Payment Date and

          (b) in each other case the excess, if any, of


               (i) (A) the Outstanding Principal Balance of the Notes plus the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to payments on such Payment Date, minus (B) the Aggregate Discounted Lease Balance as of the related Calculation Date, over

               (ii) the sum of the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment, and the Class D Principal Payment to be paid on such Payment Date.

     The "Overcollateralization Balance" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the Aggregate Discounted Lease Balance as of the related Calculation Date over (b) the

Outstanding Principal Amount of the Notes as of such Payment Date after giving effect to all principal payments made on that day.

     The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of:

          (a) the total of:


               (i) the  Outstanding  Principal  Amount  of the  Notes  as of the
          immediately   preceding  Payment  Date  after  giving  effect  to  all
          principal payments made on that day, plus

               (ii) the Overcollateralization Balance as of the immediately preceding Payment Date, minus


               (iii) the lesser of (A) the Aggregate Discounted Lease Balance as of the Calculation Date relating to the immediately preceding Payment Date minus the Aggregate Discounted Lease Balance as of the related Calculation Date and (B) Available Funds remaining after the payment of amounts owing to the Servicer in respect of interest on the Notes on such Payment Date, over


          (b)  the  Aggregate   Discounted  Lease  Balance  as  of  the  related
     Calculation Date.


     The Discounted Lease Balance of any Lease as of the Cut-Off Date will mean the present value of all Lease payments due thereon after the Cut-Off Date (excluding payments with respect to Defaulted Leases, Early Termination Leases and Leases subject to a Warranty Event), discounted monthly from the date such payment is to become due at a rate equal to the product of (i) one-twelfth and
(ii) the Discount Rate. The Discount Rate is the sum of:


          (a) the weighted average of the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate, the Class A-3 Note Interest Rate, the Class A-4 Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, and the Class D Note Interest Rate, calculated as of the Closing Date and

          (b) the Servicing Fee Rate (as hereinafter defined).


     Thereafter, the Discounted Lease Balance of any Lease as of any Payment Date shall be determined on the related Calculation Date and it shall equal the present value of each remaining Lease Payment to become due under a Lease (excluding payments with respect to Defaulted Leases, Early Termination Leases and Leases subject to a Warranty Event), discounted monthly, as to each Lease Payment, from the last day of the Collection Period in which such Lease Payment is due at a rate equal to the product of (i) one-twelfth and (ii) the Discount Rate. Notwithstanding the foregoing, on the date that a Lease becomes a Defaulted Lease, the Discounted Lease Balance for such Lease will be reduced to zero. The Aggregate Discounted Lease Balance for any Calculation Date is the sum of the Discounted Lease Balances of all Leases.


Subordination

     Payments of interest on the Class B Notes, the Class C Notes and the Class D Notes will be subordinated in priority of payment to interest due on the Class A Notes to the extent described herein. The Class B Notes, the Class C Notes and the Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class A Notes relating to such Collection Period has been paid to the Class A Notes. Payments of interest on the Class C Notes and the Class D Notes will be subordinated in priority of payment to interest due on the Class B Notes to the extent described herein. The Class C Notes and the Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class B Notes relating to such Collection Period has been allocated to the Class B Notes. Payments of interest on the Class D Notes will be subordinated in priority of payment of interest to interest due on the Class C Notes to the extent described herein. The Class D Notes will not receive any payments of interest with respect to a Collection Period until the full amount of interest on the Class C Notes relating to such Collection Period has been allocated to the Class C Notes. Payments of principal on the Class B Notes, the Class C Notes and the Class D Notes will be subordinated in priority of payment to principal due on the Class A Notes to the extent described herein. Payments of principal on the Class C Notes and the Class D Notes will be subordinated in priority of payment to principal due on the Class B Notes to the extent described herein. Payments of principal on the Class D Notes will be subordinated in priority of payment to principal due on the Class C Notes to the extent described herein.

Book-Entry Registration


     With respect to the Offered Notes, Noteholders may hold their Notes through DTC if they are participants therein, or indirectly through organizations that are participants therein. Cede, as nominee for DTC, will hold the global Notes in respect of given series.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include Notes brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.


     The Noteholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the Noteholders. It is anticipated that the only "Noteholder" in respect of any series will be Cede, as nominee of DTC. Noteholder will not be recognized as Noteholders, and the Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of principal of, and interest on, the Notes. Participants and Indirect Participants with which the Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although such Noteholders will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

     DTC will advise the Trustee that it will take any action permitted to be taken by a Noteholder only at the direction of one or more Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.


     Except as required by law, the Trustee will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes


     The Offered Notes will be issued in fully registered, certificated form ("Definitive Notes") to the Noteholders or their nominees, rather than to DTC or its nominee, only if (i) the Trustee advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as a trust depositary with respect to such Notes and the Trustee is unable to locate a qualified successor, (ii) the Trustee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an "Event of Default" under the Indenture or a default by the Servicer under the Servicing Agreement, Noteholders representing at least a majority of the outstanding principal amount of such Notes advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Noteholders' best interest.


     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all such Noteholders through Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive Notes representing such Notes and receipt of instructions for reregistration, the Trustee will reissue such Notes as Definitive Notes to such Noteholders.

     Distributions of principal of, and interest on, such Notes will thereafter be made by the Trustee in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Noteholders.

     Definitive Notes will be transferable and exchangeable at the offices of the Trustee, or of a certificate registrar named in a notice delivered to holders of such Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Withholding

     The Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Noteholders of interest with respect to the Notes. The consent of Noteholders is not required for such withholding. In the event the Noteholder is other than DTC, then in the event that the Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld annually to such Noteholders.

Reports to Noteholders


     On each Payment Date the Trustee will furnish or cause to be furnished with each payment to Noteholders, a statement prepared by the Servicer setting forth the following information (as well as expressed per $1,000 of Initial Outstanding Principal Amount as to the items described in clauses (a) and (b) below):


          (a) with respect to a statement to a Noteholder, the amount of such payment allocable to such Noteholder's required payment of the Principal Payment for such Payment Date;

          (b) with respect to a statement to a Noteholder, the amount of such payment allocable to such Noteholder's required payment of the Interest Payment for such Payment Date;

          (c) the aggregate amount of fees and compensation received by the Servicer pursuant to the Servicing Agreement for the Collection Period;


          (d) the aggregate Outstanding Principal Amount, individual Outstanding Principal Amounts for each Class of Notes, the Pool Factor and the
     Aggregate Discounted Lease Balance, after taking into account all distributions made on such Payment Date;


          (e) the total unreimbursed Servicer Advances with respect to the related Collection Period;

          (f) the amount of residual receipts and recoveries on Defaulted Leases for the related Collection Period and the Aggregate Discounted Lease Balances for all Leases that became Defaulted Leases during the related Collection Period, calculated immediately prior to the time such Leases became Defaulted Leases; and

          (g) the total number of Leases and the Discounted Lease Balances thereof, together with the number and Discounted Lease Balances of all Leases as to which the Lessees, as of the related Calculation Date, were one, two, three or four Lease Payments delinquent, and Delinquent Leases reconveyed.

     Further, on the Reporting Date, the Servicer shall be required to deliver a monthly Servicer Report to (i) each Rating Agency and (ii) the Underwriter (as defined below) detailing amounts received on the Leases in respect of the immediately preceding Collection Period and available for distribution on the Payment Date.


     The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Calculation Date representing the ratio of (x) the Aggregate Discounted Lease Balance as of the end of the immediately preceding Collection Period to (y) the Aggregate Discounted Lease Balance as of the Cut-Off Date.


     In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, commencing January 31, [ ], the Trustee will furnish to each Noteholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Noteholders to prepare their federal income tax returns.

Optional Redemption

     The Issuer will have the option, subject to certain conditions, to redeem all, but not less than all, of the Notes as of any Payment Date on which the Aggregate Discounted Lease Balance as of the related Calculation Date is less than or equal to 10% of the Aggregate Discounted Lease Balance as of the Cut-Off Date.

                                  POOL FACTORS

                  The "Pool Factor" for Class of Notes will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Notes, indicating the remaining outstanding principal balance of such Class of Notes as of the applicable Payment Date (after taking into account all distributions to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such Class of Notes. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Notes. A Noteholder's portion of the aggregate outstanding principal balance of the related Class of Notes is the product of (i) the Initial Outstanding Principal Amount (as defined herein) of such Noteholder's Notes and (ii) the applicable Pool Factor.



                    DESCRIPTION OF THE TRANSACTION DOCUMENTS


     The following summary describes all material terms of the Transaction Documents pursuant to which the Lease Receivables will be transferred and the Notes will be issued. For purposes of this Prospectus, the term "Transaction Document" as used means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the Issuer, the servicing of the related Lease Receivables and the issuance of the Notes, including, without limitation, the Indenture, (i.e., pursuant to which any Notes shall be issued). Forms of the Transaction Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the respective Transaction Documents.

Acquisition  of the  Lease  Receivables  Pursuant  to a  Contribution  and  Sale
Agreement

     On the Closing Date, the Transferor will acquire the Lease Receivables from the Seller pursuant to the Seller Contribution and Sale Agreement. The Transferor will either transfer such Lease Receivables, or a portion thereof, to the Issuer pursuant to the Transferor Contribution and Sale Agreement, or will pledge the Transferor's right, title and interests in and to such Lease Receivables, or a portion thereof, to the Issuer, and the Issuer will pledge its right, title and interests in and to such Lease Receivables to the Trustee on behalf of Noteholders pursuant to the Indenture. The rights and benefits of the Transferor under the Seller Contribution and Sale Agreement will be assigned to the Issuer or the Trustee on behalf of Noteholders as collateral for the Notes issued by the Issuer pursuant to the Indenture. The obligations of the Transferor and the Servicer under such Transaction Documents include those specified below.

     The Transferor and/or the Seller will be obligated to acquire from the Issuer its interest in any Lease Receivable transferred to the Issuer or pledged to the Issuer or the Trustee on behalf of the Noteholders if the interest of the Noteholders therein is materially adversely affected by a breach of any representation or warranty made by the Transferor or the Seller with respect to such Lease, which breach has not been cured following the discovery by or notice to the Transferor of the breach. To the extent that the Transferor so acquires any Lease Receivables, the Seller will be obligated to acquire such Lease Receivables from the Transferor pursuant to the Seller Contribution and Sale Agreement contemporaneously with the Transferor's acquisition of its interest in such Lease Receivables. The obligation of the Transferor to acquire any such Lease Receivables with respect to which a Seller has breached a representation or warranty is subject to such Seller's acquisition of such Lease Receivables from the Transferor. In addition, the Transferor may from time to time reacquire certain Lease Receivables or substitute other Lease Receivables for such Lease Receivable held by the Issuer subject to specified conditions set forth in the related Transaction Document.

Accounts


     The Servicer will establish and maintain with the Trustee one or more accounts, in the name of such Trustee on behalf of the Noteholders, into which all payments made on or with respect to the related Lease Receivables will be deposited (the "Lockbox Account"). The Servicer will also establish and maintain with the Trustee separate accounts, in the name of the Trustee on behalf of the Noteholders, in which amounts released from the Lockbox Account for distribution to the Noteholders will be deposited and from which distributions to the Noteholders will be made (the "Distribution Account").

     Funds in the Lockbox Account, the Reserve Account and the Distribution Account (collectively, the "Trust Accounts") shall be invested as provided in the related Transaction Document and Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Notes. Subject to certain conditions, Eligible Investments may include Notes issued by the Issuer, the Seller, the Servicer or their respective affiliates. Except as described below, Eligible Investments are limited to obligations that mature not later than the Business Day immediately preceding the related Payment Date. Investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be payable to the Servicer on each Payment Date and shall be treated as additional servicing compensation.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Account" means either (a) a segregated account with an Eligible Institution as defined below or (b) a segregated trust account with the corporate trust department of a trust depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the Notes of such Trust depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, (a) the corporate trust department of the Trustee, or (b) a trust depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either (w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.


The Servicer

     The Servicer will service the Lease Receivables which comprise the Pool of Assets. The Servicer may delegate its servicing responsibilities to one or more Sub-Servicers, but will not be relieved of its liabilities with respect thereto.

     The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Noteholders will constitute an Event of Termination by the Servicer under the Servicing Agreement.

Servicing Procedures


     The Servicing Agreement will provide that the Servicer will make reasonable efforts to collect all payments due with respect to the Lease Receivables and, in a manner consistent with the Servicing Agreement, will continue such collection procedures as the Servicer follows with respect to the particular type of Lease Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Lessee on a Lease to extend or modify the payment schedule. Some of such arrangements (including, without limitation, any extension of the payment schedule beyond the final scheduled Payment Date for the related Notes) may result in the Servicer acquiring such Lease Receivable if such Lease becomes a Defaulted Lease. The Servicer may sell the Equipment securing the respective Defaulted Lease, if any, at a public or private sale, or take any other action permitted by applicable law. See "Legal Aspects of the Leases."


Advances by the Servicer


     Prior to any Payment Date, the Servicer, to the extent that the Servicer believes such advance to be recoverable from such Lease, may advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on any Leases with respect to the prior Collection Period other than a Defaulted Lease or a Lease which has been charged off. The Servicer will be reimbursed for Servicer Advances from Available Funds on the second following Payment Date. See "Description of the Notes --Application of Payments" above.


Remittance and Other Servicing Procedures


     The Servicer and the Issuer will enter into the Servicing Agreement on or prior to the Closing Date that will further detail the procedures for Lease collections and Equipment remarketing. The Servicer has agreed to manage, administer and service the Lease Receivables and to enforce and make collections on the Lease Receivables, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it. In general, the Servicer, in accordance with the Servicer's policies and procedures, shall have full power and authority to do any and all things in connection with such managing, servicing, administration, and collection that it deems necessary or desirable. The Servicer's duties will include collection and posting of all payments, responding to inquiries of Lessees regarding the Leases, investigating delinquencies, remitting payments to the Lockbox Account and the Distribution Account in a timely manner, furnishing monthly and annual statements with respect to collections and payments, using commercially reasonable efforts to dispose of any related Equipment upon the expiration or termination of a Lease, and using its best efforts to maintain the perfected first priority security interest of the Trustee on behalf of the Noteholders in the Leases and their respective interests, if any, in the related Equipment to the extent required herein.


     The Servicer will, at its own cost and expense, maintain all documents relating to the Leases (the "Lease Files"), as custodian for the Noteholders in accordance with the Servicer's customary practices, policies, and procedures.

     The Servicer may grant to a Lessee any rebate, refund or adjustment that the Servicer in good faith believes is required, because of Prepayment in full of a Lease. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the
Distribution Account or the Lockbox Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Lease which would materially impair the rights of the Issuer or the Noteholders in the Leases or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any security deposit previously paid by the Lessee) be less than the Repurchase Amount. The Servicer may waive, modify or vary any term of a Lease if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders. However, the Servicer will covenant in the Servicing Agreement that (i) it will not forgive any payment of rent, principal or interest, (ii) unless a Lessee is in default, it will not permit any modification with respect to a Lease which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Lease; provided, however, that no change in the final maturity date of any Lease shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Lease then held by the Issuer, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the amounts outstanding under such Lease and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Lessee and
(y) such partial Prepayment will not reduce the Aggregate Discount Lease Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus
(II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Lease Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Aggregate Discounted Lease Balance, and the allocation of Lease Payments to principal and interest.


     The Servicer, as an independent contractor on behalf of the Issuer and for the benefit of the Noteholders, will be responsible for the managing, servicing and administering the Lease Receivables and enforcing and making collections on the Leases and for the enforcing of any security interest in any item of
Equipment, all as set forth in the Servicing Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Lessees, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee, providing appropriate federal income tax information for use in providing information to Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Issuer in the Equipment and the Leases.

Payments on Lease Receivables


     The Servicer will deposit all payments on the related Lease Receivables (from whatever source) and all proceeds of the Lease Receivables collected during each collection period (each, a "Collection Period") within [two (2)] Business Days of receipt thereof into the Lockbox Account . Pending deposit into the Lockbox Account , collections in such collection facility may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer. On or before the Business Day prior to the Payment Day on each month, the Servicer shall transfer funds on deposit in the Lockbox Account with respect to the related Lease Receivables for the related Collection Period to the Distribution Account.


Distributions


     Beginning on the July 26, 1999, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Notes entitled thereto will be made by the Trustee to the Noteholders. The timing, calculation, allocation, order, source, priorities of, distribution of, and requirements for each class of Notes will be set forth herein under the headings "Description of the Notes -- Application of Payments," "-- Interest," and "-- Principal."


Servicing Compensation and Payment of Expenses


     The Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to the product of (a) one-twelfth times 0.50% per annum (the "Servicing Fee Rate") and (b) the Aggregate Discounted Lease Balance, as of the first day of such Collection Period. The priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), is set forth in the Indenture, as described more fully under "Description of the Notes--Application of Payments" herein. The Servicing Fee will be paid prior to any distribution to the Noteholders.


     The Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Lease Receivables and any prepayment premiums or other payments in excess of the present value of all outstanding amounts owed under a Lease by a Lessee as a result of the early termination thereof, and will be entitled to reimbursement from the Issuer for certain liabilities. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of leases as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Lessees on the Lease Receivables, investigating delinquencies, sending payment coupons to Lessees, reporting tax information to Lessees, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Lease Receivables, accounting for collections and furnishing statements to the Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Lease Receivables.

Statements to the Trustee

     Prior to each Payment Date with respect to each series of Notes, the Servicer will provide to the Trustee as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Noteholders described under "Description of the Notes --Reports to Noteholders."

Compliance Certification

     The Servicing Agreement will provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Trustee not later than 120 days after the end of each fiscal year, signed by an authorized officer of the Servicer (a "Servicing Officer") on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Servicing Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicing Termination (as defined below) has occurred, or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

     Copies of such certificates may be obtained by Noteholders by a request in writing addressed to the Trustee.

     The Servicing Agreement will provide that the Servicer, upon request of the Trustee, will furnish to the Trustee such underlying data necessary for administration of the Indenture or enforcement actions as can be generated by the Servicer's existing data processing system.

Certain Matters Relating to the Servicer

     The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Servicing Agreement (the "Successor Servicer"). The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.

     Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Servicing Agreement.


     The Servicing Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the Issuer or the Noteholders for taking any action or for refraining from taking any action pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.


Events of Servicing Termination


     An "Event of Servicing Termination" under the Servicing Agreement will occur (a) ; if the Servicer fails to make any payment or deposit required under the Servicing Agreement within three (3) Business Days of when required to do so; (b) if the Servicer fails to submit a Servicer's certificate, within three
(3) Business Days following knowledge or notice of non-receipt; (c) (i) if the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement or the Notes or (ii) if any
representation or warranty of the Servicer in the Servicing Agreement is incorrect, and such failure or breach materially and adversely affects the rights of the Trustee or the Noteholders and continues unremedied for 30 days after the earlier to occur of (x) written notice to the Servicer by the Trustee or to the Trustee or the Servicer by any Noteholders, or (y) the date on which any Servicing Officer or authorized officer of the Trustee knows, or reasonably should have known, of such failure or of such breach; (d) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the Servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 60 consecutive days; (e) upon the voluntary filing of such petition or assignment for the benefit of creditors, the consent by the Servicer to any such appointment, the admission in writing by the Servicer of its inability to pay its debts as they become due or the determination by a court that the Servicer is generally not paying its debts as they come due; (f) in the event that the Servicer assigns or attempts to assign its rights and duties under the Servicing Agreement except as specifically permitted therein; or (g) a final judgment or order shall be rendered against the Servicer for payment in excess of $[_______] and continues for 90 days without a stay.


Rights Upon an Event of Servicing Termination


     If an Event of Servicing Termination has occurred and is continuing, the Trustee shall with the consent of the majority of the Noteholders terminate all (but not less than all) of the Servicer's rights and obligations under the Servicing Agreement. Upon such termination, the Successor Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement; provided, however, that the Successor Servicer shall not
(i) assume any obligation to reacquire Lease Receivables by reason of misrepresentations or breaches of warranties, or (ii) be liable for acts, omissions or breaches of representations or warranties by the Servicer occurring prior to transfer of the servicing functions. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination. The Trustee also may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of leases. The Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the Servicing Agreement.

Events of Default

     Upon the occurrence of an Event of Default, the Trustee, upon the written direction of a majority of the Noteholders, shall declare the unpaid principal amount of all the Notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the Issuer. "Events of Default" wherever used herein means any one of the following events:

     (i) failure to pay interest on any Note within four (4) days of when due or the failure to pay principal on any Note by its Stated Maturity Date;

     (ii) failure of the Seller, the Transferor, or the Servicer to make payments or deposits required under the Transaction Documents within three
     (3) Business Days;

     (iii) failure of the Seller, the Transferor, the Issuer, the Trustee or the Servicer to perform any covenant with respect to the transaction documents, which such failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days (provided no such cure period shall apply to the Seller's failure to accept the reassignment of any Ineligible Lease, and further provided, only a five (5) day cure period will apply to the Seller's, the Transferor's, the Issuer's or the Trustee's covenant not to grant a security interest in or otherwise intentionally create a lien on the Leases);

     (iv) any representation or warranty by the Seller, the Transferor, the Trustee or the Servicer is not correct in any material respect and continues for a period of 60 days (provided that the Transferor can "cure" such misrepresentation by purchasing the contracts related thereto);


     (v) the insolvency of the Seller, the Transferor or the Issuer ; or


     (vi) the Issuer becomes an "Investment Company."


     If the Notes have been declared due and payable following an Event of Default with respect thereto, the Trustee may and, at the direction of a majority of the Noteholders, shall institute proceedings to collect amounts due or foreclose on the Lease Receivables, exercise remedies as a secured party, sell the related Lease Receivables or elect to have the Issuer maintain possession of such Lease Receivables and continue to apply collections on such Lease Receivables as if there had been no declaration of acceleration. The Trustee, however, will be prohibited from selling the related Lease Receivables following an Event of Default, unless (i) the holders of all the outstanding Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Trustee determines that the proceeds of the Lease Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment to the Issuer of any residual interest.


Termination of the Indenture


     The Indenture will terminate, (i) at any time which is [ ] days after the payment to the Noteholders of all amounts required to be paid to them pursuant to the Indenture, reducing the aggregate Outstanding Principal Amount to zero or
(ii) after the [ ]th day following the final Stated Maturity Date of any Class of the Notes. In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase from the Pool of Assets, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Lease Balance of the Leases is less than ten percent (10%) of the Initial Aggregate Discounted Lease Balance in respect of the Lease Receivables, all such remaining Lease Receivables at a price stated which shall in no event be less than the aggregate of the amounts owed on the Notes as of the such Payment Date. The Notes will be redeemed following such purchase. Upon termination of the Indenture and the reduction of the aggregate Outstanding

Principal Amount, to zero and payment of any amounts then owing to the Trustee, the Issuer shall return any remaining property


     The respective representations, warranties and indemnities of Charter, the Seller, the Servicer and the Transferor will survive any termination of the Indenture.

Amendment

     The Transaction Documents may be amended by agreement of the parties thereto, the Trustee, and the Issuer at any time, without consent of the Noteholders, to cure any ambiguity, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any respect the interests of any Noteholder.

     The Transaction Documents may also be amended from time to time by the parties thereto, the Trustee, the Issuer, and a specified percentage of the Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transaction Documents or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Lease Receivables or distributions which are required to be made on any Note without the consent of the holder of such Note or (b) reduce the aforesaid percentage of Noteholders required to consent to any amendment, without unanimous consent of the Noteholders.

     The Trustee is required under the Indenture to furnish Noteholders and the Rating Agencies with written notice of the substance of any such amendment to the Indenture promptly upon execution of such amendment.

                                   THE TRUSTEE

General

     The Trustee, [_________] is a banking corporation organized under the laws of ________. The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Transferor and the Servicer, in which event the Servicer will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Indenture. The Servicer may and shall at the direction of the Noteholders evidencing more than 25% of the aggregate Outstanding Principal Amount of all Classes of Notes (the "Percentage Interests"), also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Indenture and fails to resign after written request therefor, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer or such Noteholders will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Duties and Immunities of the Trustee

     The Trustee will make no representations as to the validity or sufficiency of the Servicing Agreement, the Notes (other than the authentication thereof) or of any Lease Receivable or related document and will not be accountable for the use or application by Charter or the Transferor of any funds paid to the Transferor in consideration of the sale of any Notes. If no Event of Servicing Termination has occurred, then the Trustee will be required to perform only those duties specifically required of it under the Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Servicing Agreement.

     No recourse is available based on any provision of the Servicing Agreement, the Notes or any Lease Receivable or assignment thereof against [_________], in its individual capacity, and [_________] shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Lease Receivables or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own negligence or willful misconduct.

     The Trustee will be entitled to receive, pursuant to the priority set forth in the Indenture, (a) reasonable compensation for its services (the "Trustee Fee"), (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder ((b) and (c) collectively, the "Trustee Expenses").

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on, and the weighted average life of, the Notes will be directly related to the rate of principal payments on the underlying Leases. If purchased at a price other than par, the yield to maturity will also be affected by the rate of such principal payments. The principal payments on such Leases may be in the form of scheduled principal payments or liquidations due to default, casualty, repurchases for breach and the like. Any such payments will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Leases from the pool and the deposit of the related Prepayment Amount or Repurchase Amount into the Distribution Account.

     The Leases generally do not provide for the right of the Lessee to prepay. As provided in the Servicing Agreement, the Servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a Lease will be allowed unless all current amounts owed on such Lease have been paid.


     The Scheduled Final Payment Date for the Notes is [ ]. This date is the date on which the Note Principal Balance would be reduced to zero, assuming, among other things, (i) Prepayments with respect to the Leases are received at a rate of [ ]% CPR and (ii) the Modeling Assumptions (as defined below) apply. The weighted average life of the Notes is likely to be shorter than would be the case if payments actually made on the Leases conformed to the foregoing assumptions, and the final Payment Date with respect to the Notes could occur significantly earlier than such final scheduled Payment Dates due to defaults, and because Charter is obligated to repurchase Leases in the event of breaches of representations and warranties.


     The "Weighted Average Life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the rate at which principal payments (including Lease payments and prepayments) on the Leases are made. Principal payments on Leases may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Leases). The weighted average lives of the Notes will also be influenced by delays associated with realizing on Defaulted Leases. In the prepayment model used in this Prospectus, the "Conditional Prepayment Rate" or "CPR," represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of Leases. The CPR assumes that a fraction of the outstanding Pool of Assets is prepaid on each Payment Date, which implies that each Lease in the Pool of Assets is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Pool of Assets. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full.


     The effective yield to holders of the Notes will depend upon, among other things, the rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

Weighted Average Lives of the Notes


     For the purpose of the tables below, it is assumed, among other things, that: (i) the Closing Date for the Notes occurs on [ ], (ii) distributions on the Notes are made on the [ ] day of each month regardless of the day on which the Payment Date actually occurs, commencing in [ ] in accordance with the priorities described herein, (iii) no delinquencies or defaults in the payment of principal and interest on the Leases are experienced, (iv) no Lease is repurchased for breach of a representation and warranty or otherwise, (v) the Discount Rate is [ ]% per annum, (vi) Prepayments with respect to the Leases are received on the last day of each Collection Period, commencing on [ ], (vii) the Initial Outstanding Principal Amount is ____ for the Class A-1 Notes, ___ for the Class A-2 Notes, ____ for the Class A-3 Notes, ____ for the Class A-4 Notes, ____ for the Class B Notes, ____ for the Class C Notes and _____ for the Class D Notes, (viii) the Note Interest Rate is [ ]% per annum for the Class A-1 Notes, [ ]% per annum for the Class A-2 Notes, [ ]% per annum for the Class A-3 Notes,
[ ]% per annum for the Class A-4 Notes, [ ] % per annum for the Class B Notes, [ ]% per annum for the Class C Notes and [ ]% per annum for the Class D Notes,
(ix) the Servicing Fee is 0.50% per annum, (x) the Lease pool consists of a single Lease with an Aggregate Discounted Lease Balance equal to $ [ ] and (xi) Lease Payments on such Lease are timely received (collectively, the "Modeling Assumptions").

     Since the tables were prepared on the basis of the Modeling Assumptions, there are discrepancies between the characteristics of the actual Leases and the characteristics of the Leases assumed in preparing the tables. Any such discrepancies may have an effect upon the percentages of the Outstanding Principal Amount of the Notes and weighted average lives of the Notes set forth in the tables. In addition, since the actual Leases which will be owned by the Issuer may have characteristics which differ from those assumed in preparing the tables set forth below, (for example, the actual Leases may experience delinquencies or defaults or be repurchased due to a breach of representation and warranty), the related weighted average life may be longer or shorter than as indicated in the tables.

     The following tables set forth the percentages of the initial principal amount of the Notes that for Russia would be outstanding after each of the dates shown, assuming a CPR of [ ]%, ___%, ___%, and ___%.


                         PERCENTAGE OF INITIAL AGGREGATE
                          OUTSTANDING PRINCIPAL AMOUNT

                                      Notes

                                               Prepayment Speed (CPR)
                                               ----------------------
       Payment
         Date
------------------------------------------------------------------------------------------

Closing Date






------------------------------------------------------------------------------------------

Weighted Average
  Life (years)
to Call                ____     ____     ____     ____     ____     ____     ____     ____

to Maturity            ____     ____     ____     ____     ____     ____     ____     ____


     The Leases will not have the characteristics assumed above, and there can be no assurance that (i) the Leases will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the Notes will be as calculated above. Because the rate of distributions of principal of the Notes will be a result of the actual amortization (including prepayments) of the Leases, which will include Leases that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the Notes will differ from those set forth above, even if all of the Leases prepay at the indicated constant prepayment rates.

     The effective yield to Noteholders will depend upon, among other things, the price at which such Notes are purchased, and the amount of and rate at which principal, including both scheduled and Lease Payments thereof, is paid to the Noteholders. See "Risk Factors -- Maturity and Prepayment Considerations."


                           LEGAL ASPECTS OF THE LEASES


General


     The Leases that are to be included in the Pool of Assets will be "chattel paper" as defined in the Uniform Commercial Code. Pursuant to the UCC, a purchaser of chattel paper must take the same action as a secured party in a transaction creating a security interest in chattel paper in order to protect or perfect its interest in chattel paper. The Transferor, the Servicer and/or the Seller will cause the filing of appropriate UCC-1 financing statements covering the Leases to be made with the appropriate governmental authorities. Under the Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect, perfect and preserve the Issuer's or the Trustee's interests in the Leases and their proceeds, as the case may be.


The Equipment

     The Seller will convey the Seller's interest in the related Equipment to the Transferor. UCC financing statements will not be filed to perfect any security interest in the Equipment. Moreover, in the event of the repossession and resale of Equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the Servicer.

     In the event of a default by a Lessee, the Servicer on behalf of the Trustee may take action to enforce such Defaulted Lease by repossession and resale or re-lease of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace and by judicial process.

     In the event of a default by the Lessee, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. The Servicing Agreement may require the Servicer to sell promptly any repossessed item of Equipment, reacquire such Equipment from the Issuer, re-lease such Equipment for the benefit of the Noteholders.

     Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying to the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

     In addition, because the market value of the equipment of the type financed pursuant to the Leases generally declines with age and because of obsolescence, the net disposition proceeds of Equipment at any time during the term of the Lease may be less than the outstanding balance on the Lease which it secures. Because of this, and because other creditors may have rights in the related Equipment superior to those of the Issuer, the Servicer may not be able to recover the entire amount due on a Defaulted Lease in the event that the Servicer elects to repossess and sell such Equipment at any time.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may not have sufficient assets to satisfy such judgments. Therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or uncollectible.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer or the Trustee to enforce its rights under the Lease Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Trustee could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies assigned to the Trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the Equipment and provide the Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

     In addition, certain of the Lessees may be governmental entities. Payment by governmental authorities of amounts due under such Leases may be contingent upon legislative approval. Further, the assignment of such payment obligations may be void or voidable if not done in compliance with applicable government rules and regulations. Accordingly, payment delays and collection difficulties may limit collections with respect to certain governmental Leases.

     These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related Lease.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


     The following is a discussion of all of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Notes offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the Notes.


     The following discussion addresses lease-backed notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Lease Receivables.

     The Taxpayer Relief Act of 1997 adds provisions to the Internal Revenue Code of 1986, as amended, (the "Tax Code") that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of Notes that do not have a principal balance.

     Dewey Ballantine LLP, special tax counsel to the Transferor ("Tax Counsel"), will deliver its opinion to the Transferor that the Notes will be classified as debt secured by the related Lease Receivables. Consequently, the Notes will not be treated as ownership interests in the Lease Receivables or the Issuer. Beneficial owners will be required to report income received with respect to the Notes in accordance with their normal method of accounting. For additional tax consequences relating to Notes purchased at a discount or with premium, see "Discount and Premium," below.

     Sale or Exchange. If a beneficial owner of a Note sells or exchanges such Note, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the Note. The adjusted basis in the Note generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Note and reduced by the payments previously received on the Note, other than payments of qualified stated interest, and by any amortized premium.


     In general (except as described in "Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Tax Code, any gain or loss on the sale or exchange of a Note recognized by an investor who holds the Note as a capital asset (within the meaning of Section 1221 of the Tax Code), will be capital gain or loss and will be long-term or short-term depending on whether the Note has been held for more than one year.


Alternative Characterization of the Notes


     Although, as described above, it is the opinion of Tax Counsel that the Notes are properly characterized as debt for federal income tax purposes, the opinion of Tax Counsel is not binding on the courts or the IRS and no assurance can be given that this characterization will prevail. It is possible that the IRS could assess that, for purposes of the Tax Code, the transaction contemplated by this Prospectus with respect to the Notes constitutes a sale of the Lease Receivables (or an interest therein) to the Noteholders and that the proper classification of the legal relationship between the Transferor and the Noteholders resulting from the transaction is that of a partnership.


     Taxation of Beneficial Owners of Partnership Interests. If the Issuer is treated as a partnership for federal income tax purposes, the Issuer will not be subject to federal income tax and the holders of beneficial ownership interests in the Trust may be regarded as holding partnership interests in the Issuer (each a "Partnership Interest"). Instead, each beneficial owner of a Partnership Interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the Issuer. These partnership allocations are made in accordance with the Tax Code, Treasury regulations and the partnership agreement (here, the LLC Agreement and related documents).

     The Issuer's assets will be the assets of the partnership. The Issuer's income will consist primarily of interest and finance charges earned on the underlying Lease Receivables. The Issuer's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the Issuer, servicing and other fees, and losses or deductions upon collection or disposition of the Issuer's assets.

     In certain instances, the LLC could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a Partnership Interest. (See "Backup Withholding" and "Foreign Investors" below).

     Substantially all of the taxable income allocated to a beneficial owner of a Partnership Interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Tax Code.

     Under Section 708 of the Tax Code, the Issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Issuer are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the Issuer is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a Partnership Interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

     Sale or Exchange of Partnership Interests. Generally, capital gain or loss will be recognized on a sale or exchange of Partnership Interests in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Interests sold. A beneficial owner of a Partnership Interest's tax basis in a Partnership Interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of Issuer includible income and decreased by any distributions received with respect to such Partnership Interest. In addition, both the tax basis in the Partnership Interest and the amount realized on a sale of a Partnership Interest would take into account the beneficial owner's share of any indebtedness of the Issuer. A beneficial owner acquiring Partnership Interests at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Interest, and upon sale or other disposition of some of the Partnership
Interests, allocate a portion of such aggregate tax basis to the Partnership Interests sold (rather than maintaining a separate tax basis in each Partnership Interest for purposes of computing gain or loss on a sale of that Partnership Interest).

     Any gain on the sale of a Partnership Interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the Issuer would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a Partnership Interest is required to recognize an aggregate amount of income over the life of the Partnership Interest that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Interest. If a beneficial owner sells its Partnership Interest at a profit or loss, the transferee will have a higher or lower basis in the Partnership Interests than the transferor had. The tax basis of the Issuer's assets will not be adjusted to reflect that higher or lower basis unless the Issuer files an election under section 754 of the Tax Code.

     Partnership Reporting Matters. A partnership is required to (i) keep complete and accurate books of the Issuer, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Issuer and
(iii) report each beneficial owner of a Partnership Interest's allocable share of items of Issuer income and expense to beneficial owners and the IRS on Schedule K-1. The Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships as such requirements would apply if the Notes were not treated as indebtedness.

Discount and Premium

     A Note purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Note (or upon a sale of a Note); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Note and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

     Original Issue Discount. In general, a Note will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Notes were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the closing date relating to such series of Notes (the "Closing

Date"). The stated redemption price at maturity of a Note that has a notional principal amount or receives principal only or that is or may provide for accruals of interest is equal to the sum of all distributions to be made under such Note. The stated redemption price at maturity of any other Note is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Closing Date to the first Payment Date. The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Notes.

     Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity of the Note multiplied by its weighted average life. The weighted average life of a Note is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date until the date on which each such distribution is expected to be made under the assumption that the Lease Receivables prepay at the rate specified under the heading "Prepayment and Yield Considerations" (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Note's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Section 1272(a)(6) of the Tax Code contains special original issue discount rules applicable to prepayable securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Notes will be based on (x) the Prepayment Assumption, and (y) in the case of a Note calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Closing Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

     Section 1272(a)(6)(B)(iii) of the Tax Code requires that the Prepayment Assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Tax Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Transferor anticipates that the Prepayment Assumption for each series of Notes will be consistent with this standard. The Transferor makes no representation, however, that the Lease Receivables for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate Prepayment Assumption to be used in deciding whether or not to purchase any of the Notes.

     Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its Note for each day during its taxable year on which it held such Note. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (i) beginning on a payment date (or, in the case of the first such period, the Closing Date) and ending on the day before the next payment date or (ii) beginning on the next day following a payment date and ending on the next payment date.

     Under Section 1272(a)(6) of the Tax Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Note, if any, as of the end of the accrual period and (B) the distribution made on such Note during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Note, calculated as of the Closing Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Note calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Closing Date over the entire life of such Note. The adjusted issue price of a Note at any time will equal the issue price of such Note, increased by the aggregate amount of previously accrued original issue discount with respect to such Note, and reduced by the amount of any distributions made on such Note as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     A subsequent purchaser of a Note that purchases such Note at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Note, the daily portion of original issue discount with respect to such Note (but reduced, if the cost of such Note to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Note for all days on or after the day of purchase).

     Market Discount. A beneficial owner that purchases a Note at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Note (or, in the case of a Note with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Note, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Note not previously included in income. With respect to Notes that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Note at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Note may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Note, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to beneficial owners of Notes information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a Note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Note multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Note by the subsequent purchaser. If market discount on a Note is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Note and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Premium. A purchaser of a Note that purchases such Note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Note (a "Premium Note") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Tax Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Note's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Note and when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Note.

     Some Notes may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Notes from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Note will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Tax Code would govern the accrual of such original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Tax Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Notes, the Trustee intends to furnish tax information to beneficial owners of such Notes in accordance with the rules described in the preceding paragraph.

     Special Election. For any Note acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the Note by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

     Distributions of interest and principal, as well as distributions of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under Section 3406 of the Tax Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.


     The Internal Revenue Service recently issued final regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective January 1, 2001, although valid withholding certificates that are held on December 31, 1998 remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect.


Foreign Investors

     The Withholding Regulations would require, in the case of Notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

     The Notes. Distributions made on a Note to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Note, (b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that is a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Tax Code.


     Partnership Interests. Depending upon the particular terms of the LLC Agreement and the Indenture, the Issuer may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the Issuer is considered to be engaged in a trade or
                                       65
business in the United States for such purposes and the Issuer is treated as a partnership, the income of the Issuer distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a Partnership Interest that is a corporation may be subject to the branch profits tax. If the Issuer is notified that a beneficial owner of a Partnership Interest is a foreign person, the Issuer may withhold as if it were engaged in a trade or business in the United States in order to protect the Issuer from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Issuer was not in a U.S. trade or business.


                       STATE AND LOCAL TAX CONSIDERATIONS

     Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Tax Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Tax Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Tax Code for such persons.

     In addition to the matters described below, purchasers of Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Notes.

     Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Tax Code if assets of the Issuer were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Tax Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Tax Code only if the Benefit Plan acquires an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuer incurred losses. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes, a party in interest or disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional assets managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by a Department of Labor class exemption.

     Employee plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(53) of ERISA, are not subject to ERISA; however, such plans may be subject to comparable state law restrictions.

     Any Benefit Plan fiduciary considering the purchase of a Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                 USE OF PROCEEDS

     The proceeds from the sale of the Notes will be applied by the Transferor to the acquisition of the related Lease Receivables from the Seller.

                                     RATINGS


     It is a condition to the issuance of the Offered Notes that the Class A-1 Notes be rated [ ] by [ ] and [ ] by [ ], the Class A-2 Notes be rated [ ] by [ ] and [ ] by [ ], the Class A-3 Notes be rated [ ] by [ ] and [ ] by [ ], the Class A-4 Notes be rated [ ] by [ ] and [ ] by [ ], the Class B Notes be rated [ ] by [ ] by [ ] by [ ], the Class C Notes be rated [ ] by [ ] and [ ] by [ ], and the Class D Notes be rated [ ] by [ ] and [ ] by [ ]. The ratings are not a recommendation to purchase, hold or sell the Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning Rating Agency. There is not assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of Prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of Prepayments on the return of principal to the Noteholders. Such ratings do not constitute a recommendation to buy, sell or hold any Notes.


                              PLAN OF DISTRIBUTION


     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Notes dated June __, 1999 the Transferor has agreed to sell and First Union Capital Markets Corp.
(the "Underwriter") has agreed to purchase, the Offered Notes. Purchasers of Offered Notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Holders of Offered Notes should consult with their legal advisors in this regard prior to any such reoffer or sale. The Transferor is affiliated with Charter.


     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase all the Notes offered hereby if any of such Notes are purchased. The Underwriting Agreement pertaining to the sale of the Notes will provide that the obligations of the Underwriter will be subject to certain conditions precedent.

     The Underwriter has advised the Transferor that it proposes to offer the Offered Notes purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. In connection with the sale of the Offered Notes, the Underwriter may receive compensation from the Transferor or from purchasers of the Notes in the form of discounts, concessions or commissions. The Underwriter may effect such transactions by selling such Notes to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Notes for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Notes purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter, and any profit on the resale of Notes by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

     The Transaction Documents and the Underwriting Agreement provide that Charter and the Transferor under certain circumstances will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.


     Purchasers of Notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Holders of Notes should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

     Certain legal matters relating to the Notes will be passed upon for the Issuer by Dewey Ballantine LLP, New York, New York and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York. Certain Federal income tax matters will be passed upon for the Issuer by Dewey Ballantine LLP, New York, New York.

                             ADDITIONAL INFORMATION

     This Prospectus contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                          Index To Financial Statements

                                                                            Page
                                                                            ----

Independent Auditors' Report                                                 72

Balance Sheet of the Issuer as of [         ], 1999                          73

Notes to Balance Sheet                                                       74

                          Independent Auditors' Report


The Board of Directors
Charter Equipment Lease 1999-1 LLC:

We have audited the accompanying balance sheet of Charter Equipment Lease 1999-1 LLC (an indirect wholly- owned subsidiary of Charter Financial, Inc.) as of June ___, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Charter Equipment Lease 1999-1 LLC as of June __, 1999, in conformity with generally accepted accounting principles.

[                  ]

June ___, 1999
New York, New York

                       CHARTER EQUIPMENT LEASE 1999-1 LLC
        (an indirect wholly-owned subsidiary of Charter Financial, Inc.)

                                  Balance Sheet

                                 June ___, 1999




                                     Assets

Cash                                                                        $100
                                                                            ----
                                                                            $100
                                                                            ====

                         Liabilities and Members' Equity

Liabilities                                                                   $0

Members' Equity                                                             $100
                                                                            ----
                                                                            $100
                                                                            ====


See accompanying notes to balance sheet.

                       CHARTER EQUIPMENT LEASE 1999-1 LLC
        (an indirect wholly-owned subsidiary of Charter Financial, Inc.)

                             Notes to Balance Sheet

                                 June ___, 1999

(1)  Organization

     Charter Equipment Lease 1999-1 LLC, an indirect wholly-owned subsidiary of Charter Financial, Inc. ("Charter Financial"), was incorporated in the State of Delaware.

     Charter Equipment Lease 1999-1 LLC was organized to engage exclusively in the following business and financial activities: to acquire equipment described in the related equipment lease contracts and to purchase equipment leases and lease receivables from Charter Financial and any of its affiliates; to issue and sell notes collateralized by any or all of its assets pursuant to one or more indentures between Charter Equipment Lease 1999-1 LLC and an indenture trustee; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under Delaware law.

(2)  Capital Contribution

     Charter Financial has made an initial capital contribution of $100 to Charter Equipment Lease 1999-1 LLC.

                        INDEX OF PRINCIPAL DEFINED TERMS

                                                Page
                                                ----

Acceptable Payment Status........................ 28
Aggregate Discounted Lease Balance............... 17
Article 2A....................................... 25
Available Funds.............................. 11, 43
Bankruptcy Code.................................. 63
Benefit Plan..................................... 69
Calculation Date.................................. 5
Casualty Loss.................................... 42
Casualty Payment................................. 42
Cede...............................................4
CFC................................................3
Charter........................................ 3, 5
Class..............................................1
Class A Notes..................................... 6
Class A Percentage........................... 14, 46
Class A Principal Payment.................... 13, 45
Class A Target Investor Principal Amount..... 14, 46
Class B Floor................................ 14, 46
Class B Notes..................................... 6
Class B Percentage........................... 14, 46
Class B Principal Payment................ 13, 14, 46
Class B Target Investor Principal Amount..... 14, 46
Class C Floor................................ 15, 47
Class C Notes..................................... 6
Class C Percentage........................... 14, 46
Class C Principal Payment.................... 14, 46
Class C Target Investor Principal Amount..... 14, 46
Class D Floor................................ 15, 47
Class D Notes..................................... 6
Class D Percentage........................... 14, 46
Class D Target Investor Principal Amount..... 14, 46
Class Target Investor Principal Amount....... 14, 46
Closing Date...................................5, 65
Collection Period................................. 5
Commission........................................ 4
Conditional Prepayment Rate...................... 59
CPR.............................................. 59
Cumulative Loss Amount....................... 16, 48
Cut-Off Date.......................................5
Debtors.......................................... 23
Defaulted Leases................................. 42
Definitive Notes................................. 50
Delinquency Amounts.............................. 19
Delinquent Lease................................. 19
Discount Rate.................................... 16
Discounted Lease Balance...................... 9, 16
Distribution Account......................... 19, 52
DTC........................................... 4, 18
Early Termination Lease.......................... 42
Eligible Deposit Account......................... 52
Eligible Institution............................. 52
Eligible Investments............................. 52
Eligible  Lease.................................. 27
Equipment................................... 3, 6, 7
ERISA............................................ 21
Event of Default................................. 18
Event of Servicing Termination................... 55
Event of Termination............................. 53
Events of Default................................ 57
Exchange Act...................................... 4
Excluded Amounts................................. 42
FASB 13........................................... 8
Finance Lease..................................... 8
fully taxable bonds.............................. 67
Indenture...................................... 3, 7
Initial Outstanding Principal Amount.............. 1
Insolvency Laws.................................. 23
Interest Accrual Period...................... 12, 45
Interest Payments............................ 12, 44
IRA.............................................. 69
Issuer.............................................1
Lease Files...................................... 41
Lease Payment.................................... 42
Lease Payments................................... 29
Lease Receivables................................. 3
Leases............................................ 3
Legal Aspects of the Leases...................... 22
Lessee............................................ 8
Lessor............................................ 8
LLC Agreement............................... 3,6, 27
Lockbox Account.................................. 19
Maximum Contract Term............................ 28
Note Interest Rate................................ 1
Noteholders....................................... 3
Notes............................................. 6
Offered Notes..................................... 6
Operating Leases.................................. 8
Optional Redemption.............................. 20
Outstanding Principal Amount...................... 1
Outstanding Principal Amounts................ 12, 45
Overcollateralization Balance................ 16, 48
Partnership Interest............................. 64
Payment Date................................... 3, 5
Percentage Interests............................. 58
Plan............................................. 21
Plan Assets Regulation........................... 69
Pool Factor...................................... 51
Pool of Assets.............................6, 7,  26
Premium Note..................................... 67

Prepayment....................................... 24
Prepayment Assumption............................ 66
PTCE............................................. 70
Purchase Leases................................... 8
Rating Agencies.................................. 21
Receivables....................................... 6
Record Date....................................... 6
Reporting Date................................... 20
Repurchase Amount................................ 30
Rules............................................ 49
Sale Date........................................ 41
Securities Act................................... 71
Seller............................................ 3
Seller Contribution and Sale Agreement............ 3
Servicer.......................................... 5
Servicer Advance............................. 19, 53
Servicing Agreement............................ 4, 7
Servicing Charges................................ 19
Servicing Fee................................ 19, 55
Servicing Fee Rate........................... 19, 55
Servicing Officer................................ 55
Soft Items....................................... 25
Stated Maturity Date.............................. 3
Sub-Servicer...................................... 5
Substitute Lease................................. 30
Substituted Receivable........................... 20
Successor Servicer............................... 19
Supplementary Report............................. 55
Tax Code..................................... 21, 64
Tax Counsel...................................... 64
Termination Payment.............................. 42
Transaction Document.............................. 7
Transferor........................................ 5
Transferor Contribution and Sale Agreement..... 3, 7
Trust Accounts................................... 52
Trustee........................................ 3, 7
Trustee Expenses................................. 59
Trustee Fee...................................... 59
U.S. Person...................................... 68
Underwriter...................................... 70
Underwriting Agreement........................... 70
Weighted Average Life............................ 59
Withholding Regulations.......................... 68

================================================================================
No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Seller or the Issuer or any affiliate thereof or the Leases since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation.


                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
AVAILABLE INFORMATION......................................................   3
REPORTS TO NOTEHOLDERS.....................................................   3
THE POOL OF ASSETS.........................................................  24
THE ISSUER.................................................................  25
MANAGEMENT'S DISCUSSION AND  ANALYSIS OF FINANCIAL
     CONDITION.............................................................  25
THE LEASES.................................................................  25
CHARTER'S LEASING BUSINESS [Need to Update]................................  34
TRANSFEROR.................................................................  38
DESCRIPTION OF THE NOTES...................................................  38
POOL FACTORS...............................................................  49
DESCRIPTION OF THE TRANSACTION DOCUMENTS...................................  49
THE TRUSTEE................................................................  56
PREPAYMENT AND YIELD CONSIDERATIONS........................................  57
 PERCENTAGE OF INITIAL AGGREGATE OUTSTANDING
     PRINCIPAL AMOUNT......................................................  58
LEGAL ASPECTS OF THE LEASES................................................  59
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................  60
STATE AND LOCAL TAX CONSIDERATIONS.........................................  66
ERISA CONSIDERATIONS.......................................................  66
USE OF PROCEEDS............................................................  67
RATINGS....................................................................  67
PLAN OF DISTRIBUTION.......................................................  67
LEGAL MATTERS..............................................................  68
ADDITIONAL INFORMATION.....................................................  68
INDEX OF PRINCIPAL DEFINED TERMS...........................................  73

Until ____________, 1999 (90 days after the date of this Prospectus), all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


================================================================================





                                   $_________




                       Charter Equipment Lease 1999-1 LLC


                $___________ ____% Lease-Backed Notes, Class A-1

                $___________ ____% Lease-Backed Notes, Class A-2


                $___________ ____% Lease-Backed Notes, Class A-3

                $___________ ____% Lease-Backed Notes, Class A-4




                  $_________ _____% Lease-Backed Notes, Class B




                               ___________________


                               P R O S P E C T U S

                               ___________________



                        ________________________________




                           FIRST UNION CAPITAL MARKETS



                             Dated ______ ___, 1999





================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Certificates.


SEC Filing Fee....................................................... $
Trustee's Fees and Expenses..........................................
Legal Fees and Expenses..............................................
Accounting Fees and Expenses.........................................
Printing and Engraving Expenses......................................
Blue Sky Qualification and Legal Investment Fees and Expenses........
Rating Agency Fees...................................................
Miscellaneous........................................................
--------------------------------------------------------------------- ----------

TOTAL                                                                 $
                                                                      ==========
----------

Item 14.  Indemnification of Directors and Officers.

     Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

     Section [ ] of the Certificate of Incorporation of Charter Funding Corporation V provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities. Charter Financial, Inc., the ultimate corporate parent of Charter Funding Corporation V, maintains certain policies of liability insurance coverage for the officers and directors of Charter Financial, Inc. and certain of its subsidiaries, including Charter Funding Corporation V.

     The form of the Underwriting Agreement, filed as Exhibit [ ] to this Registration Statement, provides that Charter Funding Corporation V will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under
the  common  law,  which  arise  out  of  or  are  based  on  certain   material
misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse Charter Funding Corporation V in with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

     Insurance. As permitted under the laws which govern the organization of the registrant, the registrant's By-laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

Item 15.  Recent Sales of Unregistered Securities.

         Not applicable

Item 16.  Exhibits and Financial Statement Schedules.

[ ]     Form of Underwriting Agreement.*
[ ]     Certificate of Incorporation of Charter Funding Corporation V.*
[ ]     By-Laws of Charter Funding Corporation V.*
[ ]     Form of Indenture between the Issuer and the Trustee.*
[ ]     Form of LLC Agreement.*
[ ]     Opinion of Dewey Ballantine LLP with respect to legality.*
[ ]     Opinion of Dewey Ballantine LLP with respect to tax matters.*
[ ]     Consents of Dewey Ballantine (included in Exhibits 5.1 and 8.1 hereto).*
[ ]     Form of Seller Contribution and Sale Agreement.*
[ ]     Form of Transferor Contribution and Sale Agreement.*
[ ]     Form of Servicing Agreement.*
[ ]     Form of Statement of Eligibility of Trustee.*
[ ]     Financial Statement Schedules.*

----------
*    To be Filed by Amendment.

Item 17.  Undertakings.

     A.   Undertaking in respect of indemnification

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     B.   Undertaking pursuant to Rule 430A.

          The Registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 13th day of May, 1999.



                                              CHARTER EQUIPMENT LEASE 1999-1 LLC
                                              By: CHARTER FUNDING CORPORATION V

                                              By: /s/ Gary Corr
                                                  ------------------------------
                                                  Name: Gary Corr
                                                  Title: President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                                 Title                             Date
            ---------                                 -----                             ----

/s/ Gary Corr*                                Director and Vice Chairman              May 13 , 1999
-------------------------------------
           Henry Frommer


 /s/ Gary Corr*                               Director and Principal Executive        May 13, 1999
-------------------------------------           Officer
           Alan A. Fischer


/s/ Gary Corr*                                Director                                May 13, 1999
-------------------------------------
           David Paris


/s/ Gary Corr                                 Director, President, Chief Financial    May 13, 1999
-------------------------------------           Officer and Comptroller
           Gary Corr


*By: /s/ Gary Corr
     --------------------------------
         Gary Corr
         Attorney-in-Fact

                                  EXHIBIT INDEX

[ ]     Form of Underwriting Agreement.*
[ ]     Certificate of Incorporation of Charter Funding Corporation V.*
[ ]     By-Laws of Charter Funding Corporation V.*
[ ]     Form of Indenture between the Issuer and the Trustee.*
[ ]     Form of LLC Agreement.*
[ ]     Opinion of Dewey Ballantine LLP with respect to legality.*
[ ]     Opinion of Dewey Ballantine LLP with respect to tax matters.*
[ ]     Consents of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1 hereto).*
[ ]     Form of Seller Contribution and Sale Agreement.*
[ ]     Form of Transferor Contribution and Sale Agreement.*
[ ]     Form of Servicing Agreement.*
[ ]     Form of Statement of Eligibility of Trustee.*
[ ]     Financial Statement Schedules.*

----------------------------
*    To be Filed by Amendment.